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                                                                    EXHIBIT 2.12



                            STOCK PURCHASE AGREEMENT
                            ------------------------



         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made this 28th day of March, 1999, by and between Protocol Holdings, Inc., a Delaware corporation ("Parent"), Protocol Communications, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer"), 3223574 Canada, Inc. a Canadian corporation (the "Company"), Media Express, Inc., a Canadian corporation ("ME"), METC Financial Services Inc., a Canadian corporation ("METC") (ME and METC are collectively referred to as the "Affiliates"), and the stockholders of the Company listed on the signature pages hereto (collectively, the "Sellers").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Affiliates and the Company are principally engaged in the business of supplying call center services (the "Business") and are the end user subscribers for certain toll free telephone numbers listed on Schedule 2.1(r) hereto (the "Toll Free Telephone Numbers");

         WHEREAS, at the Closing (as hereinafter defined) the Sellers shall be the owners of all of the issued and outstanding capital stock of the Company (the "ME Stock"); and

         WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, all of the ME Stock, all in the manner and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

         1.A.   DEFINITIONS.

         1.A.1. For the purposes of this Agreement the following terms shall have the following meaning:

                (a)     "Permitted Encumbrances" means:

                        (i) liens for taxes, assessments or governmental charges not due and payable;

                        (ii) liens reserved in or exercisable under any lease and for compliance with the terms of such lease; and

                        (iii) security given in the ordinary course of business to a public utility or any municipality or other governmental body in connection with the operation of the Business; and


------------------
In this Exhibit, "[***]" represents material omitted from this Exhibit and filed separately with the Securities and Exchange Commission and for which Confidential Treatment has been requested.

                        (iv) any legal hypothec in favor of the Landlord relating to the leased premises located at 1134 St. Catherine Street West, Montreal, Quebec H3B 1H4.

                (b) "Conversion Rate" means the mid-point between the buying and selling spot rates of the Bank of Canada as of noon on the day before the Closing Date for the purchase or sale of Canadian currency in exchange for United States currency.

         1.B.   INTERPRETATION.

         1.B.1 Any reference herein to "to the knowledge of" shall be deemed to mean to the best of the information, knowledge and belief of Claude Cohen and David Knafo.

         1.     TERMS OF ACQUISITION.

         1.1 STOCK PURCHASE. On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), each Seller shall sell, convey, transfer, assign and deliver ("Transfer") to Buyer, and Buyer shall purchase and acquire from such Seller, all right, title and interest of such Seller, legal and equitable, beneficially and of record, in and to the number of shares of ME Stock set forth opposite the name of such Seller on
Schedule 1.1 hereto. The certificates evidencing the ME Stock shall be delivered at the Closing (as hereinafter defined) to Buyer, free and clear of all prior claims, hypothecs, liens, claims, security interests and encumbrances, accompanied by duly executed stock powers (endorsed in blank, with signatures guaranteed), any necessary stock transfer tax stamps affixed thereto, and any other documents useful or necessary to give effect to the Transfers contemplated herein.

         1.2 PURCHASE PRICE. (a) As the purchase price for all of the ME Stock (the "Purchase Price"), the Buyer shall pay to the Sellers a sum which is the aggregate of the following, subject to the adjustments referred to in
Section 1.4, Section 1.5 and Section 1.6 below:

                        (i)     an amount of [******************************];

                        (ii)    an amount of [******************************] ;

                        (iii) an amount of Canadian funds equivalent to [******************************] converted at the Conversion Rate;

                        (iv)    an amount of [*****************************
*****].

                (b)     The Purchase Price shall be satisfied as follows:

                        (i)     subject to the adjustments referred to in
Section 1.2(a) above, the amounts mentioned in Sections 1.2(a)(i), (ii) and
(iii) (collectively, the "Cash Purchase Price") shall be paid at the times hereafter mentioned;


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                        (ii)    subject to the adjustments referred to in
Section 1.2(a) above, the amount mentioned in Section 1.2(a) (iv) shall be paid by the issuance and allotment to the Sellers of [*} shares of Common Stock of Parent (the "Parent Common Stock"). The Parent Common Stock shall be issued at [*} per share (which the parties agree constitutes the fair market value of the Parent Common Stock) as fully paid and non-assessable shares and shall be issued to the Sellers as hereafter mentioned, the further transfer of which shall be restricted by the Securities Act of 1933, as amended (the "Securities Act") and as provided under Section 2.2(g) hereof.

                (c)     The Purchase Price shall be:

                        (i) allocated among and payable to, the Sellers based upon the percentages set forth on Schedule 1.2 hereof; and

                        (ii) shall be allocated to the shares comprising the ME Stock as follows:

                                (A)     first to such of the ME Stock as
comprise the Class B, Class E, Class F and Class G shares, an amount equal to the [*************************************************], less an aggregate amount of [*****************];

                                (B)     as to the portion of the Purchase Price
payable by way of allotment of Parent Common Stock, to such of the ME stock as comprise the Class B, Class E, Class F and Class G shares, as and when payable as herein provided;

                                (C)     then to such of the ME Stock as comprise
Class A shares, the balance of the Purchase Price;

                                (D)     any adjustments to the Purchase Price as
provided herein shall be allocated entirely to such of the ME Stock as comprise Class A shares. To the extent that the adjustment in the Purchase Price is represented by a reduction in the number of shares of Parent Common Stock to be issued pursuant to the provisions hereof, the Cash Purchase Price allocated to such of the ME Stock as comprise the Class B, Class E, Class F and Class G shares shall be deemed to have been increased, and the Cash Purchase Price allocated to such of the ME Stock as comprise the Class A shares shall be deemed to have been reduced, by the amount of such adjustment, calculated at the rate of the Canadian equivalent of [*********************] (converted at the Conversion Rate) for each share of Parent Common Stock not issued as the result of such adjustment.

                (d) The Cash Purchase Price payable pursuant to Sections 1.2(a)(i) and 1.2(a)(ii) shall be payable in cash by wire transfer of immediately available funds to a joint account of the Sellers designated by Claude Cohen and David Knafo ("Sellers' Rep") in writing prior to Closing and shall be due as follows: (i) at Closing an amount equal to [************]; and
(ii)


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[**********] payable upon the final determination of FY99 EBITDA pursuant to
(and as defined in) Section 1.4 hereof, and subject to adjustment as therein provided. The Cash Purchase Price payable pursuant to Section 1.2(a)(iii) shall be payable as and to the extent set forth in Section 1.5 hereof, provided that
(i) [************] (the "Initial Escrow Deposit") shall be paid on the Closing Date to Sellers to be paid immediately to the account of United States Trust Company of New York, as escrow agent ("Escrow Agent") designated in the escrow agreement referred to in Section 4.1(q) hereof (as the same may be amended from time to time, the "Escrow Agreement") and (ii) the balance (the "Additional Escrow Deposits") (together with the Initial Escrow Deposit, the "Escrow Amounts") shall be paid to Sellers to be paid immediately to the Escrow Agent in accordance with Section 1.5 hereof, such Escrow Amounts to be held and disbursed by the Escrow Agent pursuant to the terms of the Escrow Agreement and Section
1.5 hereof. The Cash Purchase Price payable pursuant to Section 1.2(a)(iii) shall be subject to adjustment as provided in Section 1.5 and the Sellers shall be entitled to receive from the Escrow Agent the Escrow Amounts only to the extent provided in Section 1.5 hereof.

                (e) The Parent Common Stock shall be issued (i) [********] shares in the aggregate at Closing; (ii) [*****] shares, in the aggregate, upon the final determination of FY99 EBITDA pursuant to Section 1.4 hereof if the condition set forth in Section 1.4(d) is met; (iii) [********] shares, in the aggregate, upon the final determination of the FY00 EBITDA pursuant to (and as defined in) Section 1.5 hereof and subject to adjustment as therein provided; and (iv) [****] shares, in the aggregate, upon the final determination of the FY01 EBITDA pursuant to (and as defined in) Section 1.6 hereof and subject to adjustment as therein provided. The Sellers' Rep shall be entitled to direct the Parent to issue up to [*****] shares of Parent Common Stock to employees of the Business designated by the Sellers' Rep, in lieu of the Sellers (the "First Designation"). The shares so designated shall be issued by the Parent to such employees upon the execution by such employees of an investment letter whereby such employees shall agree to be bound by the terms and conditions of the Shareholders Agreement referred to in Section 4.1(h) hereof and the amount of such Parent Common Stock so issued to such employees shall be deducted from the Parent Common Stock otherwise issuable to the Sellers. The Parent shall, in likewise manner, and for no consideration, also issue to employees of the Business designated by the Sellers' Rep (who may be different employees than those designated in the First Designation) the same number of shares of Parent Common Stock as were issued in connection with the First Designation upon the execution by such employees of an investment letter whereby such employees shall agree to be bound by the terms and conditions of the Shareholders Agreement referred to in Section 4.1(h) hereof.

         1.3 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place either at the offices of Buyer's counsel in Boston, Massachusetts or at the offices of Sellers' counsel in Montreal, Quebec as agreed to by the parties, at 10:00 A.M., on April 21, 1999, or at such other place and/or on such other date and time as shall be agreed upon by Buyer and the Sellers' Rep. (the "Closing Date").

         1.4    FY99 PURCHASE PRICE ADJUSTMENT.

                (a) On or before May 31, 1999, Sellers shall, at their sole expense, cause Messrs. Boisjoli, Sabban, Sabbag, Ziri and Malka (the "Sellers' Accountants") to deliver to the representatives of the Buyer ("Buyer") an audited balance sheet as of April 30, 1999 (the


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"April 30 Balance Sheet") and an audited balance sheet and related statements of income, retained earnings and cash flows of the Company for the Company's fiscal year ended January 31, 1999 (the "FY99 Financial Statements"), all of which financial statements shall be prepared on a consolidated basis and in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied with the Seller's past practices, except to the extent such past practices are inconsistent with GAAP. The parties acknowledge that the foregoing documentation (collectively the "Financial Statements") may be delivered IN SERIATIM, in which event the provisions hereafter mentioned shall apply with respect to each of the documentation as and when the same are delivered. The cost of the preparation of the Financial Statements shall be borne by the Sellers.

                (b) The Buyer shall be permitted to have its auditors KPMG Peat Marwick LLP (the "Buyer's Accountants") review the Financial Statements and ask questions to personnel of the Company, the Affiliates, the Sellers and the Sellers' Accountants with respect to the preparation thereof. The Buyer's Accountants shall have prompt access to the working papers of the Sellers' Accountants with respect to the preparation of the Financial Statements.

If the Buyer wishes to dispute any matter in any of the Financial Statements, it may do so by notice ("Notice of Dispute") to either Claude Cohen or David Knafo on behalf of the Sellers given within thirty (30) calendar days of the delivery of the applicable Financial Statements to the Buyer and Buyer's having been provided access to the related work papers of Sellers' Accountants. A Notice of Dispute shall specify the basis for each objection. The parties shall use their best efforts to amicably resolve any matters identified in a Notice of Dispute as promptly as practicable. If any such dispute shall not have been resolved within thirty (30) calendar days following the date on which the Notice of Dispute is given, then such unresolved matters shall be referred to a major independent accounting firm agreed to by the parties for resolution (the "Independent Accountants"). In the event that the parties are not able to agree on the Independent Accountants within five (5) days after the expiration of the foregoing thirty (30) calendar day period, the Independent Accountants shall be designated jointly by the Buyer's Accountants and the Sellers' Accountants within five (5) business days thereafter. The Independent Accountants shall resolve all disputes that have been submitted to them within thirty (30) calendar days after the matter has been referred to them. The determination of the Independent Accountants shall be in writing, delivered to Sellers' Rep and Buyer, and shall be final and binding on the parties.

If no Notice of Dispute is given within the initial thirty (30) day period prescribed above, then the Financial Statements as prepared by the Sellers' Accountants shall be final and binding on the parties with respect to any adjustments required to be made pursuant to the provisions of this agreement relating to such Financial Statements. If a Notice of Dispute is given in accordance with this Section 1.4(b), then the Financial Statements shall be amended for all purposes of this agreement following the agreement of the parties or failing such agreement, following the decision of the Independent Accountants and such amended Financial Statements shall be final and binding on the parties with respect to any adjustments required to be made hereunder relating to such Financial Statements.

In the event of a dispute, the fees and disbursements of the Sellers' Accountants shall be borne by the Sellers. In the event of a dispute, the fees and disbursements of the Buyer's Accountants shall


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be borne by the Buyer. The fees and disbursements of the Independent
Accountants, if any, shall be shared equally by the Buyer on the one hand and the Sellers, jointly and severally, on the other hand.

                (c) The Cash Purchase Price shall be adjusted in each of the following instances, based on the Financial Statements, as finally determined in accordance herewith, by the amount (the "FY99 Adjustment Amount") determined as follows:

                        (i) in the event that the sum of the Canadian dollar equivalent of [**********************************************************] based on the Conversion Rate shall exceed FY99 EBITDA (as defined below), the Cash Purchase Price shall be reduced by an amount equal to [***] Canadian for each $1.00 Canadian of the amount by which the sum of the Canadian dollar equivalent of [**************************************************] based on the Conversion
Rate shall exceed FY99 EBITDA (rounded down to the nearest whole dollar), provided, however, that such reduction shall only occur if the sum of the Canadian dollar equivalent of [********] based on the Conversion Rate shall exceed FY99 EBITDA;

                        (ii) in the event that the sum of [*********] Canadian shall exceed Net Current Assets (as defined below), the Cash Purchase Price shall be reduced by an amount equal to [****] Canadian for each $1.00 Canadian of such excess (rounded down to the nearest whole dollar) (the "NCA Reduction");

                        (iii) in the event that Net Current Assets shall exceed the sum of [********] Canadian, the Cash Purchase Price shall be increased by an amount equal to [*****] Canadian for each $1.00 Canadian of such excess (rounded down to the nearest whole dollar), provided, however, that such increase shall not exceed [*******] Canadian (the "NCA Increase");

                        (iv) in the event that Net Current Assets shall exceed April 30 Net Current Assets (as defined below), the Cash Purchase Price shall be reduced as follows:

                                (A)     If an NCA Increase is made pursuant to
(iii) above and if the amount by which Net Current Assets exceeds April 30 Net Current Assets (the "Deficiency Amount") is less than or equal to the NCA Increase, then the amount of the NCA Increase shall be reduced by the Deficiency Amount;

                                (B)     If an NCA Increase is made pursuant to
(iii) above and if the Deficiency Amount is greater than the NCA Increase, then the amount of the NCA Increase shall be reduced to zero by a portion of the Deficiency Amount and the Cash Purchase Price shall be (i) reduced by the remainder of the Deficiency Amount (the "Deficiency Amount Remainder") and (ii) increased by an amount, if any, equal to the amount of cash used by the Company to purchase fixed assets during the period from January 31, 1999 to April 30, 1999 (the "Fixed Asset Amount"), provided, however, that the Fixed Asset Amount shall not exceed the lesser of [********] Canadian or the Deficiency Amount Remainder;

                                (C)     If an NCA Reduction is made pursuant to
(ii) above, the Cash Purchase Price shall be (i) reduced by the Deficiency Amount and (ii) increased by the


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Fixed Asset Amount, if any, provided, however, that the Fixed Asset Amount shall not exceed the lesser of [********] Canadian or the Deficiency Amount.

                (d)     In the event that the FY99 EBITDA shall exceed the
Canadian dollar equivalent of the sum of     [*********************************
***************] based on the Conversion Rate, Parent shall issue to the Sellers, within three (3) business days of the final determination of the Financial Statements in accordance with Section 1.4(b) above, in the aggregate [******] shares of the Parent Common Stock.

                (e) Within three (3) business days of the final determination of the Financial Statements in accordance with Section 1.4(b) above, (i) each Seller shall pay to Buyer (whether or not the sum of such FY99 Adjustment Amounts shall exceed the portion of the Cash Purchase Price received by such Seller) his or her share (based on the percentages set forth on Schedule
1.2 hereto) of each FY99 Adjustment Amount calculated pursuant to Sections 1.4(c)(i), 1.4(c)(ii) and 1.4(c)(iv) above, it being understood that the Sellers shall be jointly and severally responsible for the payment of such amounts; and
(ii) Buyer shall pay to the Sellers the aggregate FY99 Adjustment Amount calculated pursuant to Section 1.4(c)(iii) above, by wire transfer of immediately available funds to an account designated in writing by Sellers' Rep or Buyer, as the case may be.

                (f) For purposes hereof, (i) "FY99 EBITDA" shall mean the earnings of the Company for its fiscal year ended January 31, 1999, as set forth in the FY99 Financial Statements before deduction for interest, taxes, depreciation and amortization, in each case, determined in accordance with GAAP, as adjusted for non-recurring income, charges and adjustments set forth on
Schedule 1.4(f) hereto and with respect to non-recurring income, charges and adjustments, to the extent actually earned or incurred on or before the Closing Date and in accordance with those provisions set forth on Schedule 1.4(f). In the calculation of FY99 EBITDA, governmental grants and subsidies received (collectively, the "Grants") shall be accounted for in accordance with GAAP.
(ii) "Net Current Assets" shall be determined based on the FY99 Financial Statements and shall mean the excess of (A) cash and cash equivalents as of January 31, 1999 and (B) accounts receivable of the Company as of January 31, 1999 which have been incurred in the ordinary course of business for services performed or products delivered and (C) any amounts not to exceed $100,000 Canadian owing as of January 31, 1999 on account of Grants and (D) advances owing from Ruppman Express Company in the amount of $151,400 Canadian over (E) such of the liabilities of the Company on January 31, 1999 as shall constitute current liabilities under GAAP and (F) the liability of the Company in the amount of $68,602.00 Canadian in respect of the Government of Canada loan referenced in Schedules 2.1(e) and 2.1(w), (iii) "April 30 Net Current Assets" shall be determined based on the April 30 Balance Sheet and shall mean the excess of (A) cash and cash equivalents as of April 30, 1999 and (B) accounts receivable of the Company as of April 30, 1999 which have been incurred in the ordinary course of business for services performed or products delivered and (C) any amounts not to exceed $100,000 owing as of April 30, 1999 on account of Grants and (D) a dividend receivable owing from 3425321 Canada Inc. in the amount of $108,924 Canadian over (E) such of the liabilities of the Company on April 30, 1999 as shall constitute current liabilities under GAAP and (F) to the extent that such liability has not been discharged as of April 30, 1999, the liability of the Company in the amount of $68,602.00 Canadian in respect of the Government of Canada loan referenced in Schedules 2.1(e) and 2.1(w).


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                (g)     Any accounts receivable of the Company which have been
incurred prior to the Closing Date and which are not collected on or before the date which is one hundred twenty (120) days after April 30, 1999 shall be sold by Buyer and purchased by Sellers for an aggregate purchase price equal to the total face amount of the receivables being sold.

                (h) For all purposes of this Agreement, all calculations of earnings, EBITDA, profits, Net Current Assets and the like shall be calculations of and shall be deemed to mean the aggregate earnings, EBITDA, profits, Net Current Assets and the like of the Company and the Affiliates, notwithstanding that such expressions in this Agreement may refer to the Company alone.

         1.5 FY00 PURCHASE PRICE ADJUSTMENTS. (a) As part of the Purchase Price payable pursuant to Section 1.2 above, in the event that FY00 EBITDA (as defined below) shall (i) exceed fifteen (15%) percent of gross revenues for such period and (ii) equal at least the Canadian dollar equivalent of [************** ********************] based upon the Conversion Rate (the "Target Amount"), Buyer shall pay to the Sellers the amount mentioned in Section 1.2(a)(iii) hereof subject to a reduction in such amount should the FY00 EBITDA be less than the Target Amount such that the Sellers shall be entitled to receive, based upon the actual FY00 EBITDA actually achieved, the amount correspondingly indicated on Schedule 1.5 annexed hereto ("FY00 Purchase Price Amount"). In addition to the foregoing, in the event that FY00 EBITDA shall exceed fifteen (15%) percent of gross revenues for such period and if the Target Amount is achieved, there shall be issued to the Sellers in the aggregate [*****] shares of the Parent Common Stock subject to a reduction in the number of such shares should the FY00 EBITDA be less than the Target Amount such that the Sellers shall be entitled to receive, based upon the actual FY00 EBITDA actually achieved, the amount of shares correspondingly indicated on Schedule 1.5 annexed hereto.

Notwithstanding the foregoing, and subject to the provisions of the Escrow Agreement, the Buyer shall, within thirty (30) days after the completion of the Company's quarterly financial statements and, in any event, within sixty (60) days after the end of the quarter, pay to the Sellers to be paid immediately to the Escrow Agent, in addition to the Initial Escrow Deposit payable at Closing, and the Escrow Agent shall pay to the Sellers, subject to adjustment, at the end of each of the three (3), six (6) and nine (9) months of the Company's fiscal year ending January 31, 2000, on account of the amount payable pursuant to
Section 1.2(a)(iii) hereof, an amount determined by Buyer on account of the FY00 EBITDA then achieved by the Company and determined as follows:

                        (i) At the end of the first three (3) months of the Company's fiscal year ending January 31, 2000, the FY00 EBITDA then achieved by the Company shall be multiplied by four (4). The corresponding payment to such product as determined by reference to Schedule 1.5 annexed hereto shall be determined and such payment shall be divided by two (2). The amount represented by the resulting quotient shall be the "Q1 Escrow Amount". Buyer shall then pay to the Sellers to be paid immediately to the Escrow Agent, or the Escrow Agent shall then pay to the Buyer, as the case may be, an amount necessary so that the balance of the Escrow Account equals the Q1 Escrow Amount, crediting towards the balance Buyer's Initial Escrow Deposit (the "Q1 Escrow Adjustment").


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                        (ii)    At the end of the first six (6) months of the
Company's fiscal year ending January 31, 2000, the FY00 EBITDA then achieved by the Company shall be multiplied by two (2). The corresponding payment to such product as determined by reference to Schedule 1.5 annexed hereto shall be determined and such payment shall be divided by two (2). The amount represented by the resulting quotient shall be the "Q2 Escrow Amount". Buyer shall then pay to the Sellers to be paid immediately to the Escrow Agent, or the Escrow Agent shall then pay to the Buyer, as the case may be, an amount necessary so that the balance of the Escrow Account equals the Q2 Escrow Amount, crediting towards the balance Buyer's Initial Escrow Deposit and the Q1 Escrow Adjustment, if any, paid by Buyer to Escrow Agent (the "Q2 Escrow Adjustment"). The Escrow Agent shall then pay to Sellers an amount equal to twenty-five percent (25%) of the Q2 Escrow Amount (the "Q2 Escrow Disbursement").

                        (iii) At the end of the first nine (9) months of the Company's fiscal year ending January 31, 2000, the FY00 EBITDA then achieved by the Company shall be multiplied by one and one-third (1.33). The corresponding payment to such product as determined by reference to Schedule 1.5 annexed hereto shall be determined and such payment shall be multiplied by 0.75. The amount represented by the resulting product shall be the "Q3 Escrow Amount". Buyer shall then pay to the Sellers to be paid immediately to the Escrow Agent, or the Escrow Agent shall then pay to the Buyer, as the case may be, an amount necessary so that the balance of the Escrow Account equals the Q3 Escrow Amount, crediting towards the balance Buyer's Initial Escrow Deposit, the Q1 Escrow Adjustment, if any, paid by Buyer to Escrow Agent and the Q2 Escrow Adjustment, if any, paid by Buyer to Escrow Agent, and assuming for purposes of this calculation that the Q2 Escrow Disbursement was not disbursed to the Sellers (the "Q3 Escrow Adjustment"). The Escrow Agent shall then pay to Sellers, or the Sellers shall then pay to the Escrow Agent, as the case may be, an amount necessary so that the total amount received by the Sellers from the Escrow Agent pursuant to Sections 1.5(a)(ii) and 1.5(a)(iii) hereof equals twenty-five percent (25%) of the Q3 Escrow Amount (the "Q3 Escrow Disbursement").

                (b) For purposes hereof, "FY00 EBITDA" shall mean the earnings of the Company before deduction for interest, taxes, depreciation and amortization, as set forth in the Company's financial statements for the twelve month period ended January 31, 2000, prepared in accordance with GAAP and calculated in the manner that the FY99 EDITDA was calculated, including Grants received and accounted for in accordance with GAAP up to a limit of $425,000 Canadian, but subject to the adjustments and provisions hereinafter mentioned in
Section 1.5(c) hereof, LESS (i) any extraordinary gain, and (ii) any amounts received or receivable in respect of any accounts receivable, claims or other rights accrued prior to January 31, 1999 other than recoveries of amounts previously written off, PLUS, but only to the extent that the following expenses are actually charged or caused to be charged to the Company or any of the Affiliates by Buyer or Parent or any party related or affiliated to either of them, (iii) all expenses, including professional fees, incurred by the Buyer in respect of the transaction contemplated hereby; (iv) charges to earnings in respect of management, consulting, financial, legal or accounting fees, overhead charges, administrative charges, national sales charges, support services, and similar fees paid to or charged by Parent or Buyer or any party related or affiliated to any of them to the Company or any of the Affiliates; (v) any amounts paid by Sellers in respect of a warranty provided hereunder which, in the absence of such payment, would affect FY00 EBITDA; (vi) all expenses incurred by the Buyer


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or the Parent to the extent that the Sellers are obliged to indemnify against such expenses pursuant to this agreement and are not in default in honoring such indemnity and if there shall be a default of the Sellers in honoring such indemnity, then a retroactive adjustment shall be made pursuant to this clause
(vi) to the extent that the Sellers subsequently remedy such default; (vii) all expenses which the Buyer, the Parent, the Company or the Affiliates incur in complying with this Agreement or in connection with disputes arising hereunder which would not have incurred in the absence of this Agreement as well as all expenses incurred in prosecuting or defending litigation with the Sellers, as well as a payment of such expenses; (viii) all expenses for professional fees and disbursements save for those incurred in the operation of the Business and fair and reasonable fees for audits of the Company's annual consolidated financial statements (but excluding from such fair and reasonable fees, for certainty, professional fees and disbursements for performing all special services which are performed in respect of the calculation of the FY00 EBIDTA or otherwise in respect of this Agreement), as well as the payment of such expenses; (ix) 27% of gross revenues derived from any customer contract that is then currently being serviced by the Company, but which services are diverted by Buyer or Parent or any of their affiliates to an affiliate of Buyer; and (x) charges to earnings in respect of commissions paid by Buyer to any senior executives of the Company attributable to any customer not served by the Company and specifically including in any such earnings 27% of gross revenues derived from any ME Eligible Customer Contract net of commissions paid to Claude Cohen and David Knafo attributable to such ME Eligible Customer Contract. "ME Eligible Customer Contract" shall mean a customer contract initiated by Claude Cohen and David Knafo with respect to services which the Company has the capacity to provide in the ordinary course of the Business, but which services are provided by affiliates of Buyer and which contract the parties agree is a ME Eligible Customer Contract within thirty (30) days of the time entered into.

                (c) The Buyer and the Parent hereby jointly and severally covenant and agree with the Sellers that, during the fiscal year of the Company ending January 31, 2000:

                        (i) Claude Cohen and David Knafo (collectively, the "Senior Employees") will be employed by the Company or its Affiliates and will together have responsibility for the day-to-day operations of the Business as well as for all matters reasonably ancillary thereto; and

                        (ii) The employment of the Senior Employees shall not be terminated other than for lawful cause as provided in Section 3.1.3 of their respective employment agreements referred to in Section 4.1(i) hereof.

Any breach of any of the foregoing covenants and undertakings of the Buyer and the Parent in Section 1.5(c)(i) or 1.5(c)(ii) hereof shall create a rebuttable presumption that the Target Amount has been achieved. Buyer may offer evidence to rebut this presumption.

                        (iii) It is the intention of Buyer to continue to operate the Business in the manner in which it is currently being operated with day-to-day responsibility therefor vested in the Senior Employees pursuant to their employment agreements referred to in Section 4.1(i). In the event that Buyer (which shall not include the Senior Employees or persons acting on behalf of or on the direction of the Senior Employees) shall, without the consent of either

Claude Cohen or David Knafo (it being the intention of the parties that the consent of either Claude Cohen or David Knafo shall be sufficient to authorize Buyer to take the contemplated action), enter into a transaction outside of the ordinary course of the Business or change the operation of the Business in a manner which has a material adverse effect on the amount of the FY00 Purchase Price Amount payable to the Sellers hereunder, the Sellers' Rep and Buyer shall make an equitable adjustment to compensate for such material adverse effect. In the event the Sellers' Rep and Buyer cannot agree on such equitable adjustment, the Independent Accountants (to the extent previously selected, and to the extent not previously selected, selected in accordance with Section 1.4(b) above) will review the items or amounts in dispute and compute such adjustment. Such determination shall be made in writing within thirty (30) days after the date on which the Independent Accountants begin their review and shall be final and binding on the parties. The fees, costs and expenses of the Independent Accountants shall be paid by the party whose calculation of the equitable adjustment is furthest from the Independent Accountants' calculation.

                (d) Promptly upon receipt by the Buyer of the Company's financial statements for the fiscal year ending January 31, 2000 (the "FY00 Financial Statements"), Buyer shall deliver a copy thereto to the Sellers' Rep together with Buyer's written statement containing the Company's calculation of FY00 EBIDTA in reasonable detail (the "FY00 EBITDA Statement"). Concurrently with such delivery, the Escrow Agent shall pay to the Sellers the amount referred to in Section 1.2(a)(iii) hereof or such lesser amount as the Buyer determines the Sellers are entitled to receive pursuant to the provisions of
Section 1.5 hereof and shall issue to the Sellers 300,000 shares of the Parent Common Stock or such lesser number of shares as the Buyer determines the Sellers are entitled to receive pursuant to the provisions of Section 1.5 hereof, the whole subject to the right of the Sellers to contest such amounts as hereafter mentioned.

The Sellers shall be entitled for the period of thirty (30) days next following the Sellers receipt of the FY00 EBIDTA Statement to advise the Buyer in writing signed by Sellers' Rep that the Sellers object thereto, which notice shall outline those items thereof which the Sellers are then of the view are not or may not be correct, but such outline shall not preclude the Sellers from subsequently raising other objections with respect to the FY00 EBIDTA Statement (provided that such 30 day period has not expired). In the absence of a written notice of objection within the said period of thirty (30) days, the Sellers shall be deemed to have accepted as correct the amount of the FY00 EBIDTA. The Sellers' Rep shall be entitled to make all such examinations and investigations as such representatives consider to be necessary or appropriate in order to arrive at an independent opinion as to the accuracy of, or so as to verify, the calculations, or any of the amounts, contained in the FY00 EBIDTA Statement or in the FY00 Financial Statements and the Buyer shall afford and cause the Company and the Affiliates to afford all such cooperation to the Sellers' Rep as reasonably is required so that such examinations and investigations may be properly conducted by such representatives and, without limiting the generality of the foregoing, for such purposes the Buyer upon the request of the Sellers' Rep shall cause the Buyer's Accountants to make available for the inspection of the Sellers' Rep all relevant working papers of the Buyer's Accountants and to answer such relevant questions which the Sellers' Rep may have of the Buyer's Accountants and shall also cause the Buyer's Accountants to provide copies of such working papers to the Sellers' Rep as and to the extent that from time to time they reasonably request. If the Buyer and the Sellers are unable to achieve resolution on those matters to which the Sellers have objected, then, at the request of either party, such unresolved matters shall be referred to the Independent Accountants for resolution. Any decision made by the Independent Accountants shall be final and binding on the parties and if such decision results in the determination that the amount of the FY00 EBIDTA is greater than the amount provided for therefor in the FY00 EBITDA Statement, the Buyer shall forthwith pay such additional amounts and the Parent shall issue such additional shares of its common stock in order that the amount and the shares that the Sellers are entitled to receive pursuant to Schedule 1.5 hereof have been paid and received by the Sellers. If such decision results in the determination that the amount of the FY00 EDITDA is less than the amount provided for therefor in the FY00 EBITDA Statement, the Sellers shall be jointly and severally liable to Buyer and shall forthwith repay to Buyer such amounts and such shares that the Buyer is entitled to recoup pursuant to Schedule 1.5 hereof.

         1.6. FY01 PURCHASE PRICE ADJUSTMENTS. The Parent shall issue [*****] shares of the Parent Capital Stock to the Sellers within thirty (30) days of the delivery to the Buyer of the financial statements for the Company for the twelve
(12) month period ending January 31, 2001; provided, however, that the Parent shall not be obligated to issue such capital stock to the Sellers in the event that the EBIDTA (calculated according to GAAP and consistent with the calculation of FY00 EBITDA) for the twelve (12) month period ending January 31, 2001 (the "FY01 EBITDA") is not at least twenty percent (20%) higher than the FY00 EBIDTA. Grants received and accounted for in accordance with GAAP shall be included in the calculation of FY01 EBITDA and the Sellers represent, warrant and covenant that the amount of the Grants included in FY01 EBITDA shall be equal to or greater than $200,000 Canadian. The provisions of Section 1.5(d) hereof shall apply with respect to the financial statements for the year ended January 31, 2001 and the rights of review and contestation provided hereunder in favor of the Sellers and the Buyer, MUTATIS MUTANDIS.

         2.     REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY, THE AFFILIATES AND THE SELLERS The Sellers hereby, jointly and severally, represent and warrant to, and covenant and agree with, Buyer as follows:

                (a) ORGANIZATION, GOOD STANDING AND POWER. The Company and the Affiliates are corporations duly organized, validly existing and in good standing and authorized to exercise their corporate powers, rights and privileges under the laws of Canada with full corporate power and authority to own, lease and operate their properties and to carry on the Business as presently conducted by them in each jurisdiction where they carry on business.
Schedule 2.1(a) hereto sets forth all provinces and other jurisdictions in which the Company and the Affiliates are duly qualified and in good standing to do business as a foreign corporation. There are no other states or jurisdictions in which the character and location of the properties owned or leased by any of them, or the conduct of the Business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations, financial position or prospects of the Company and the Affiliates, taken as a whole, or the value of their properties or assets, taken as a whole ("Material Adverse Effect"). Copies of the Company's and the Affiliates' Articles of Incorporation and all amendments thereto, and of the Company's and Affiliates' By-Laws, as amended to date, are attached to
Schedule 2.1(a) and are complete and correct. The Company's and the Affiliates' minute books contain complete and accurate records of all meetings and other material corporate actions, including, without limitation, actions by unanimous written consent of their stockholders and their board of directors (including all committees of their board of directors).

                (b) CAPITALIZATION. The authorized capital stock of the Company consists of an unlimited number of Common, Class A, Class B, Class C, Class D, Class E, Class F and Class G shares, of which 100 shares of Class A, 100 shares of Class B, 787,495 shares of Class E, 1,462,405 shares of Class F and 9,000,000 shares of Class G are issued and outstanding and are owned by Claude Cohen, David Knafo, La Fiducie Familiale Cohen, La Fiducie Familiale Knafo, and Eliezer Cohen Canada Corporation. At the Closing, the authorized capital stock of the Company will consist of an unlimited number of Common, Class A, Class B, Class C, Class D, Class E, Class F and Class G shares of which, at the Closing, 100 shares of Class A, 100 shares of Class B, 787,495 shares of Class E, 1,462,405 shares of class F and 9,000,000 shares of Glass G will be issued and outstanding and shall be owned by the Sellers. The authorized capital stock of ME consists of an unlimited number of Common, Class A, Class B, Class C, Class D, Class E, Class F and Class G shares of which 100 shares of Class A, 35 shares of Class D, 65 shares of Class E and 100 shares of Class F are issued and outstanding and are owned by the Company. The authorized capital stock of METC consists of an unlimited number of Common, Class A, Class B, Class C, Class D, Class E, Class F and Class G shares, of which 200 Common shares are issued and outstanding and are owned by the Company and ME. All issued shares of ME Stock, as well as the stock of each of the Affiliates, have been duly authorized and validly issued and are fully paid and nonassessable. All prior offerings and sales of ME Stock have been made in accordance with all applicable Federal and provincial laws of Canada. There are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which the Company or any of the Affiliates is a party or otherwise bound which provide for the purchase or issuance by the Company or any of the Affiliates of any authorized but not outstanding, or authorized and outstanding shares of capital stock of the Company or any of the Affiliates. There is no personal liability attached to the ME Stock or to the stock of any of the Affiliates. No person has any preemptive or similar rights in respect of any securities of the Company or any of the Affiliates.

                (c) AUTHORITY The execution and delivery by the Company, the Affiliates and the Sellers of this Agreement and all of the agreements, schedules, exhibits, documents and instruments specifically provided for hereunder to be executed and/or delivered by any or all of them (all of the foregoing, including this Agreement, being hereinafter sometimes collectively referred to as the "Executed Agreements"), the performance by the Company, the Affiliates and the Sellers (to the extent that they are parties thereto) of their respective obligations under the Executed Agreements, and the consummation of the transactions contemplated by the Executed Agreements, have been duly and validly authorized by all necessary corporate and any other required action on the part of the Company, the Affiliates and the Sellers, and the Company, the Affiliates and the Sellers have all necessary corporate and any other required power with respect thereto. The Executed Agreements are, or when executed and delivered by the delivering parties shall be, the valid and binding obligations of the delivering parties, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws. Neither the execution and delivery by the Company, the Affiliates or any Seller (to the extent that they are parties thereto) of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by the Company, the Affiliates or any Seller (to the extent that they are parties thereto) of their respective obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of the Company or the Affiliates or the constituting documents of any of the Sellers, (ii) except as set forth on Schedule 2.1(c) hereto, give rise to a material default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to the Company or the Affiliates, under any of the terms, conditions or provisions of any note, bond, hypothec, mortgage, indenture, license, permit, grant, agreement or other instrument or obligation to which the Company, the Affiliates or any Seller is a party or by which the Company, the Affiliates or any Seller or any of their properties or assets may be bound, where such default, termination, cancellation or acceleration could reasonably be expected to have a Material Adverse Effect (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, the Affiliates or any Seller or any of their respective properties or assets, (iv) result in the creation or imposition of any prior claim, hypothec, lien, claim, restriction, charge or encumbrance upon any of the properties or assets of the Company, the Affiliates or any Seller, or (v) to the best knowledge of the Company, the Affiliates or any Seller, interfere with or otherwise materially adversely affect the ability of the Company or the Affiliates to carry on the Business as now conducted by them.

                (d)     INTERESTS IN OTHER ENTITIES. Except as set forth in
Schedule 2.1(d) hereto, and except for its interest in the Affiliates, the Company and the Affiliates do not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation or entity, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any entity, or (iii) have any obligation, direct or indirect, present or contingent, to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any person or entity, or to share any profits or capital investments in or with any other persons or entities, or both.

                (e) GOVERNMENTAL AUTHORIZATIONS; THIRD PARTY CONSENTS. Except as set forth in Schedule 2.1(e) hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required to be obtained by the Company, the Affiliates or any Seller in connection with the execution, delivery or performance by any of them, of this Agreement, any of the Executed Agreements or the transactions contemplated hereby.

                (f) PROJECTIONS. The Sellers have delivered to Buyer a set of projections (the "Projections"), a copy of which is attached hereto as
Schedule 2.1(f). The Projections are based on the reasonable estimates of the Company, the Affiliates and the Sellers derived from reasonable expectations at the time the Projections were made, and the Company, the Affiliates and the Sellers believe that Buyer is justified in relying thereon, there being, however, no representation, warranty or guarantee of the achievement of the Projections. The parties acknowledge that, in the event that such projections are not achieved and the FY00 EBITDA is affected as a consequence, then Buyer will be compensated solely by the decrease in the amounts payable pursuant to
Section 1.5 in accordance with the provisions thereof relating to a reduction in the Purchase Price if the result of FY00 EBITDA is less than the Target Amount. No other right, recourse or remedy shall avail in favor of the Buyer as a result of the failure of the projections to be achieved.

                (g) FINANCIAL STATEMENTS. The Sellers have delivered to Buyer true and complete copies of the Company's audited (except for 1997) balance sheet, and the related statements of income, retained earnings and statement of change in financial position for its fiscal years ended January 31, 1997 and 1998 and its unaudited balance sheet and related statements of income, retained earnings and statement of change in financial position for its fiscal year ended January 31, 1999 ("Year End Financial Statements"). All of such financial statements, including any notes thereto, were prepared on a consolidated basis in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present the financial position of the Company at the dates thereof and the results of its operations for the periods as indicated. Set forth on Schedule 2.1(g) hereto, is a description of the Company's and each of the Affiliates accounting policies employed in the preparation thereof, including, without limitation, policies in respect of bad debt reserves, depreciation and fixed asset capitalization. The books and records of the Company and of each of the Affiliates are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of the Company and of each of the Affiliates as set forth in the financial statements referred to herein.

                (h) ABSENCE OF UNDISCLOSED LIABILITIES. The Company and the Affiliates do not have any liabilities, commitments or obligations, whether accrued, absolute, contingent or otherwise which have not been (i) in the case of liabilities, commitments and obligations of a type customarily reflected on the corporate balance sheet of the Company, reflected on the Year End Financial Statements in accordance with GAAP, or incurred, consistent with past practice, in the ordinary course of business since the date of the Year End Financial Statements and which are not material, either individually or in the aggregate, are properly reflected on the books of the Company and of each of the Affiliates and do not involve liabilities for breach of contract, breach of warranty, tort, infringement or similar claims ("Permitted Post Balance Sheet Liabilities") or
(ii) in the case of all other types of liabilities and obligations, described in
Schedule 2.1(h) hereto.

                (i) ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 2.1(i) hereto or in the Year End Financial Statements, since January 31, 1998, the Company and the Affiliates have not:

                        (i) suffered any material adverse change in their working capital, condition (financial or otherwise), assets, liabilities, businesses or operations;

                        (ii) incurred any material liabilities or obligations except Permitted Post Balance Sheet Liabilities, none of which exceeds $10,000 (counting obligations or liabilities arising from one transaction or a series or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or experienced any increase in, or change in any assumption underlying or methods of calculating, any bad debt, contingency or other reserves;

                        (iii) paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Year End Financial Statements or Permitted Post Balance Sheet Liabilities;

                        (iv) permitted or allowed any of their property or assets (real, personal or mixed, tangible or intangible) to be subjected to any prior claim, hypothec, mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                        (v) written off as uncollectible any notes or accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice, none of which are material;

                        (vi) canceled any debts or waived or suffered to lapse any claims or rights of substantial value, or sold, transferred, or otherwise, except in the ordinary course of business and consistent with past practice, disposed of any of their properties or assets (real, personal or mixed, tangible or intangible);

                        (vii) disposed of or suffered to lapse any rights to use any Toll Free Telephone Number listed on Schedule 2.1(r) hereto, or any patent, trademark, trade name or copyright, or disposed of or disclosed (except as necessary in the ordinary conduct of the Business) to any person any trade secret, formula, process or know-how;

                        (viii) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible assets or made aggregate capital expenditures and commitments in excess of $10,000 (on a consolidated basis), for additions to property, plant, equipment or intangible assets;

                        (ix) redeemed or reduced the paid-up capital of any shares of their capital stock or declared, paid or set aside for payment any dividend or other distribution in respect of their capital stock;

                        (x) made any change in any method of accounting or accounting practice;

                        (xi) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of their officers, directors, debtholders, stockholders or employees or any "affiliate" or "associate" of any of their officers, directors, noteholders, stockholders or employees (as such terms are defined in Rule 405 promulgated under the Securities Act and as used herein "Affiliate" and "Associate"), except for compensation to officers and employees at rates not materially exceeding the rates of compensation paid during the year ended January 31, 1998;

                        (xii) paid any amount in respect of debt for borrowed money except for regularly scheduled payments of principal and interest in accordance with the terms thereof; or

                        (xiii) agreed, whether in writing or otherwise, to take any action described in this Section unless such action is specifically excepted from this Section or described in Schedule 2.1(i).

                 (j) TAX MATTERS. The Company and the Affiliates have filed with the appropriate governmental agencies all Federal, provincial, local or foreign tax returns and reports required to be filed by them ("Returns"), have paid in full or made adequate provision for the payment of, all taxes of every nature, including, but not limited to, income, sales, franchise and withholding taxes, Goods and Services Tax and the applicable provincial sales taxes, provincial health insurance premiums, Canada and Quebec pension plan contributions, employment insurance premiums, workman compensation and other payroll taxes, deductions at source, non-resident withholding, immovable or real property, municipal, corporation, capital, sales, retail, excise, profits, gross receipts, customs duties, transfer and business taxes ("Taxes"), together with interest, penalties, assessments and deficiencies owed by them (whether or not shown on any Returns). The Company and the Affiliates are not currently the beneficiary of any extension of time within which to file any Returns. The Company and the Affiliates have previously provided Buyer with true and complete copies of all such Returns filed within the past 4 years. There are no filed or other known tax liens, prior claims or hypothecs upon any assets of the Company or the Affiliates. The Company and the Affiliates have not waived any statute of limitations in respect of Taxes or executed or filed with any governmental authority any agreement extending the period for the assessment or collection of any Taxes, and they are not a party to any pending or, to the Company, the Affiliates or any Seller's best knowledge, threatened action or proceeding by any governmental authority for the assessment or collection of Taxes. There is no unresolved written claim by a governmental authority in any jurisdiction where the Company or the Affiliates do not file Returns that the Company or the Affiliates are or may be subject to taxation by such jurisdiction. Except as set forth on Schedule 2.1(j), there has been no examination or audit with respect to Taxes with respect to any year. The Company and the Affiliates have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                (k) LITIGATION. Except as set forth on Schedule 2.1(k) hereto, there are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or to the best knowledge of the Company, the Affiliates and the Sellers, threatened against or affecting, or which is reasonably likely to affect, the Company or the Affiliates or any of their properties, assets or businesses or the transactions contemplated hereby which, if determined against the Company or any of its Affiliates, could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against the Company or the Affiliates which are not satisfied.

                (l)     COMPLIANCE WITH APPLICABLE LAW. Except as set forth on
Schedule 2.1(l) hereto, the Company and the Affiliates are in compliance with all Federal, provincial and local laws, statutes, ordinances, regulations, and administrative rulings (collectively "Laws"), promulgated by any governmental or regulatory authority applicable to the Company or the Affiliates or to the conduct of the business or operations of the Company or the Affiliates or to the use of their properties and assets, including, without limitation, all environmental Laws and all Laws relating to the Toll Free Telephone Numbers where such non-compliance could reasonably be expected to have a Material Adverse Effect. Subject to the foregoing, the conduct of the business or operations of the Company and the Affiliates complies with all Laws of the foreign jurisdictions in which they operate. The Company and the Affiliates have not received any written notices of violation or alleged violation of any laws by the Company or the Affiliates. Neither the Company, the Affiliates nor any Seller knows of any pending or proposed legislation applicable to the Company or the Affiliates or to the conduct of the Business which, if enacted, could have a Material Adverse Effect.

                (m) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 2.1(m) hereto:

                        (i) neither the Company, the Affiliates nor the Sellers has received any written notice that their operations or the real property owned or leased by the Company or the Affiliates as set forth in
Schedule 2.1(o) hereto (the "Facility") are subject to any outstanding written order, consent decree or settlement agreement with any person relating to (A) any Environmental Laws (as defined in below), (B) any Environmental Claim (as defined below), or (C) any Hazardous Materials Activity (as defined below) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                        (ii) there are no conditions, occurrences, or Hazardous Materials Activities caused or conducted by the Company or the Affiliates or, to the Company's, the Affiliates' and the Sellers' knowledge, any other conditions, occurrences or hazardous activities which could reasonably be expected to form the basis of an Environmental Claim against the Company or the Affiliates or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                        (iii) neither the Company nor the Affiliates nor, to the Company's, the Affiliates' and the Sellers' knowledge, any predecessor of the Company or the Affiliates, has filed at any time any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at the Facility, and none of the Company or the Affiliates operations involves the generation, transportation, storage, or disposal of Hazardous Materials; and

                        (iv) The following terms used in this Section 2.1(m) shall have the following meanings:

                                (A)     "Environmental Laws" shall mean any and
all statutes, ordinances, orders, rules, laws, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities currently in force and having jurisdiction over the Business relating to (1) environmental matters, including those relating to any Hazardous Materials Activity (as defined below), (2) the generation, use, storage, transportation or disposal of Hazardous Materials (as defined below), or (3) occupational safety and health, industrial hygiene, land use or the protection of human, plant, or animal health or welfare, in any manner applicable to the Company, the Affiliates or the Facility, including Loi Sur La Qualite de l'Environment L.R. Q C.Q-2 and the Canadian Environmental Protection Act, R.S. 1985 C. 16 (4th Supp.) and their respective regulations, each as amended or supplemented, any analogous provincial or local statutes or laws, and any regulations promulgated pursuant to the foregoing.

                                (B)     "Environmental Claim" shall mean any
investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other person, arising (1) pursuant to or in connection with any actual or alleged violation of any Environmental Laws, (2) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (3) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                                (C)     "Hazardous Materials" shall mean any of
following substances used by the Company or any of the Affiliates in the conduct of the Business (1) any chemical, material or substance at any time defined as or included in the definition in any Environmental Laws of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws), (2) any oil, petroleum, petroleum fraction or petroleum derived substance, (3) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (4) any flammable substances or explosives, (5) any radioactive materials, (6) any asbestos-containing materials, (7) urea formaldehyde foam insulation, (8) electrical equipment which contains oil or dielectric fluid containing polychlorinated biphenyls, (9) pesticides, and (10) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any other persons in the vicinity of the premises occupied by the Company and its Affiliates or to the indoor or outdoor environment.

                                (D)     "Hazardous Materials Activity" shall
mean any current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release (as defined below), threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                                (E)     "Release" shall mean any release, spill,
emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or ground water.

                (n) PERMITS. A list of all permits, approvals, licenses, certificates, franchises, authorizations, consents and orders ("Permits") necessary to the operation of the business of the Company and the Affiliates in the manner in which it is presently conducted is set forth on Schedule 2.1(n) hereto. All such Permits are valid and remain in full force and effect. The Company and the Affiliates have not engaged in any activity which would cause revocation or suspension of any such Permits and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or, to the knowledge of the Company and the Affiliates, is threatened.

                (o) TITLE TO PROPERTIES. Except as set forth in Schedule 2.1(o) hereto, the assets set forth in the Year End Financial Statements constitute all assets which have been used in the Business since January 31, 1998 other than those assets that may have been disposed of since January 31, 1998 or acquired since January 31, 1999 in each case in the ordinary course of business, and which are necessary for the conduct of the Business as currently conducted by the Company and the Affiliates. The Company and the Affiliates do not own any real property. Except as set forth in Schedule 2.1(o) and except for the Permitted Encumbrances, the Company and the Affiliates have good and marketable title to all of the properties and assets (personal and mixed, tangible and intangible) reflected on the Year End Financial Statements or thereafter acquired or which they purport to own (except properties or assets sold or otherwise disposed of in the ordinary course of business, consistent with past practice, subsequent to the date of the Year End Financial Statements which in the aggregate did not have a book value in excess of $10,000), free and clear of all prior claims, hypothecs, mortgages, liens, pledges, charges or encumbrances of any nature whatsoever. Schedule 2.1(o) also contains an accurate list setting forth, all (i) leases (whether by or to the Company or the Affiliates) and contracts and commitments for the purchase or sale or lease (whether as lessor or lessee) of the Company or the Affiliates with respect to real property and (ii) leases (whether by or to the Company or the Affiliates) title retention, trial sales, installment sales, sales with right of redemption or conditional sales agreements and other security devices (whether as lessor or lessee) of the Company or the Affiliates with respect to items of personal property. All leases listed in Schedule 2.1(o) are valid, binding and enforceable in accordance with their terms, and are in full force and effect, except to the extent that enforceability may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws; there are no existing defaults by the Company or the Affiliates thereunder and no event of default has occurred which (whether with or without notice, lapse of time or both) would constitute a default by the Company or the Affiliates thereunder where such default could reasonably be expected to have a Material Adverse Effect. All lessors under such leases shall as a condition of Closing have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights and obligations of the Company or the Affiliates thereunder. All of the tangible property (whether owned or leased) of the Company and the Affiliates are located at the real property owned or leased by the Company and the Affiliates as set forth in Schedule 2.1(o).

                (p)     ACCOUNTS RECEIVABLE; FIXED ASSETS.

                        (i) The accounts receivable reflected on the Year End Financial Statements have been incurred in the ordinary course of business for services performed or products delivered at the aggregate recorded amounts thereof, less the amount of the reserve for bad accounts reflected therein, and are not subject to any offsets. The accounts receivable of the Company and the Affiliates which were thereafter added have been incurred in the ordinary course of business for services performed or products delivered at the aggregate amounts recorded on the books of account, less the amount of the reserve for bad accounts reflected therein (which reserve has been established on a basis consistent with prior practice and in accordance with GAAP) and are not subject to any offsets. Set forth on Schedule 2.1(p) is a true and complete list of the Company's and the Affiliates accounts receivable as of March 22, 1999, and aging with respect thereto.

                        (ii) Schedule 2.1(p) hereto contains a complete and accurate list of all machinery, equipment and other fixed assets of the Company and the Affiliates (the "Equipment") having a book value in excess of $5,000. Each such item of Equipment is in good operating condition and is adequate for the use to which it is being put. Each such item has been maintained in accordance with prudent business practice and no such maintenance has been deferred.

                (q) INTELLECTUAL PROPERTY. Schedule 2.1(q) hereto lists all domestic and foreign licenses, patents, copyrights, trade names, service marks, trademarks and trade secrets (and all applications therefor) and all other proprietary intellectual property owned or used by the Company and the Affiliates in the present and known future conduct of the Business (the "Intellectual Property"). Except as set forth in Schedule 2.1(q), none of the Intellectual Property is subject to any restriction, mortgage, lien, pledge, charge, security interest, conditional sale agreement, encumbrance or material rights of others of any kind or nature whatsoever, and no officer or director, stockholder or employee of the Company or the Affiliates nor any of their Affiliates or Associates has any ownership or other interest in any of the Intellectual Property. None of the Intellectual Property infringes or, to the best knowledge of the Company, the Affiliates and the Sellers, is being infringed upon or misappropriated by any other person or entity. Except as set forth in Schedule 2.1(q), the validity of the Intellectual Property and the title thereto of the Company and the Affiliates have not been and cannot validly be questioned in any litigation or governmental inquiry or proceeding to which the Company or the Affiliates is a party, and, to the best knowledge of the Company, the Affiliates and the Sellers, no such litigation, governmental inquiry or proceeding is threatened. The conduct of the Business of the Company and the Affiliates as presently conducted does not conflict with, infringe or misappropriate valid licenses, trademarks, trademark rights, trade names, trade name rights, service marks, trade secrets or patents or other proprietary rights of others in any way likely to affect adversely, in any material respect, the Intellectual Property, nor has any officer or director, stockholder or employee of the Company or the Affiliates received any notice thereof.

                (r) TOLL FREE TELEPHONE NUMBERS. Schedule 2.1(r) hereto sets forth a complete list of all Toll Free Telephone Numbers owned or used by the Company and the Affiliates in the conduct of the Business. No officer or director, stockholder or employee of the Company or the Affiliates nor any of their Affiliates or Associates has any ownership or other interest in the Toll Free Telephone Numbers. The Company and the Affiliates have not warehoused, brokered or hoarded (as those terms are defined in the Second Report and Order and Further Notice of Proposed Rulemaking in CC Docket No. 95-155, Released April 11, 1997, by the Federal Communications Commission ("FCC") any of the
Toll Free Telephone Numbers in violation of any applicable FCC rules or regulations or equivalent Canadian (federal and provincial) laws and regulations.

                (s) INSURANCE. Schedule 2.1(s) hereto contains a complete and correct list of all policies of insurance in which the Company or the Affiliates or their officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee. Copies of all such policies have been previously provided to the Buyer. Such policies are in full force and effect.

                (t) BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 2.1(t) hereto contains a complete and correct list showing (i) the name of each bank in which the Company and the Affiliates have an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company or the Affiliates.

                (u) EMPLOYEE ARRANGEMENTS. Except as set forth on Schedule 2.1(u) hereto, the Company and the Affiliates have (i) no union, collective bargaining, employment, management, severance or consulting agreements to which the Company or the Affiliates is a party or is otherwise bound, and (ii) no deferred compensation agreements, pension and retirement plans, profit-sharing plans, stock purchase and stock option plans. Schedule 2.1(u) contains a true and complete list of all compensation, incentive, bonus, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements maintained by the Company and the Affiliates or under which the Company or the Affiliates have any material obligations (other than obligations to make current wage or salary payments) in respect of, or which otherwise cover, any of the current or former officers, employees or consultants of the Company or the Affiliates, or their beneficiaries (each an "Employee Benefit Plan" and collectively the "Employee Benefit Plans"). Schedule 2.1(u) contains the policy of the Company and the Affiliates with respect to increases in the compensation of their officers or employees. Schedule 2.1(u) hereto also lists the names, compensation, years of service and all accrued and unused vacation and sick time of all persons employed by the Company and the Affiliates. All Employee Benefit Plans comply, in all material respects, in form, operation and administration with their respective provisions and with the applicable provisions of all applicable Laws. All contributions to and payments from the Employee Benefit Plans which may have been required to be made in accordance with the Employee Benefit Plans have been made or are properly accrued and reflected on the balance sheets or the books and records of the Company and the Affiliates.

                (v)     CERTAIN BUSINESS MATTERS. Except as set forth in
Schedule 2.1(v) hereto (i) the Company or any of the Affiliates is not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale, use, distribution or servicing of the Toll Free Telephone Numbers or services related thereto, (ii) the Company or any of the Affiliates does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (iii) there are not pending and, to the Company's, the Affiliates' and the Sellers' best knowledge there are not threatened, any labor negotiations involving or affecting the Company or the Affiliates and, to the Company's, the Affiliates' and the Sellers' best knowledge, no organizing activities involving union representation exist in respect of any of its employees, (iv) the Company or any of the Affiliates neither gives nor is bound by any express warranties relating to its services, other than such warranties as are provided by applicable law, and, to the best knowledge of the Company, the Affiliates and the Sellers, there has been no assertion of any breach of warranties and, to the best knowledge of the Company, the Affiliates and the Sellers, there are no problems or potential problems with respect to any product sold or services provided by the Company or the Affiliates, (v) the Company or any of the Affiliates is not a party to or bound by any agreement which limits its freedom to compete in any line of business or with any person or entity, (vi) the Company or any of the Affiliates is not a party to or bound by any agreement which based on current economic circumstances will result in a loss when performed, and (vii) the Company or any of the Affiliates is not a party to or bound by any agreement or involved in any transaction in which any officer, director, debtholder or stockholder, or any Affiliate or Associate of any such person has, or had when made, a direct or indirect material interest.

                (w) CONTRACTS. Schedule 2.1(w) hereto contains a complete and correct list and brief description of any and all material contracts, grants, agreements, hypothecs, mortgages, notes, commitments, obligations and undertakings to which the Company or any of the Affiliates is a party or otherwise bound. True copies of all written contracts, grants, agreements, hypothecs, mortgages, notes commitments, obligations and undertakings set forth in Schedule 2.1(w) hereto have been furnished to Buyer in full, and except as expressly stated in Schedule 2.1(w), each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is, to the best knowledge of the Company, the Affiliates and the Sellers, in material default thereunder, and no event, occurrence, condition or act exists which, with the giving of notice or the lapse of time or both, would give rise to a material default or right of cancellation thereunder where such default or right of cancellation could reasonably be expected to have a Material Adverse Effect, and the Company and the Affiliates are not in default thereunder and no event, occurrence, condition or act exists by or on behalf of the Company or the Affiliates which, with the giving of notice or the lapse of time or both would give rise to a default by the Company or the Affiliates thereunder, and to the Company's, the Affiliates' and the Sellers' best knowledge, there have been no threatened cancellations thereof and there are no outstanding disputes thereunder where such disputes, if determined against the Company or any Affiliates, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.1(w) hereto, neither the Company, the Affiliates nor the Sellers are aware of any reason why any of the contracts listed on Schedule 2.1(w), could not be continued on the same terms and conditions as currently apply after Closing. To the best of the Company's, the Affiliates' and the Sellers' knowledge, there is no reason to believe that any of the Company's or the Affiliates' contractual partners will terminate their relationship with the Company or the Affiliates as a result of the consummation of the transactions contemplated hereby.

                (x) BROKERS. Except as set forth in Schedule 2.1(x) hereto, no agent, broker, person or firm acting on behalf of the Company, the Affiliates or any Seller or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby from the Company, the Affiliates or any Seller. The payment of any such brokerage commission shall be the sole responsibility of the Sellers and shall be paid by the Sellers personally out of their proceeds from the sale.

                (y) DISCLOSURE. No representation or warranty made by the Company, the Affiliates or the Sellers herein or in any of the Executed Agreements contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

                (z) AFFILIATED TRANSACTIONS. Except as set forth in Schedule 2.1(z) hereto, no Seller (i) is a party to any agreement, transaction or arrangement (oral or written) with or involving the Company, the Affiliates or any Associate or affiliate of the Company or the Affiliates, or (ii) has no claim, monetary or otherwise, of any sort against the Company or the Affiliates. Notwithstanding anything to the contrary contained herein, each Seller hereby releases and discharges the Company and the Affiliates from all claims, actions or suits that such Seller now has or may hereafter have against the Company or the Affiliates.

                (aa) CLAIMS AGAINST THE COMPANY AND THE AFFILIATES. The Company and the Affiliates have no debts, obligations or liabilities owing to any Seller and nothing exists that could give rise to a claim by any Seller of any such debts, obligation or liability.

                (bb) INDEBTEDNESS. Schedule 2.1(bb) hereto contains a complete and correct list of all of the Long Term Debt of the Company and the Affiliates as of January 31, 1999. The amount of the Long Term Debt of the Company and the Affiliates as of January 31, 1999 is $1,966,649.00 Canadian. "Long Term Debt" shall have the meaning ascribed to the term according to GAAP.

                (cc) DISCLOSURE SCHEDULES. All schedules to this Agreement are integral parts to this Agreement. Nothing in a schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by explicit cross-reference to another schedule to this Agreement. The Sellers are solely responsible for preparing and arranging the schedules corresponding to the lettered and numbered paragraphs contained herein. Disclosure made in a specific schedule shall not be deemed to have been disclosed with respect to any other schedule unless an explicit cross-reference appears.

                (dd) PRINCIPAL PLACE OF BUSINESS; RESIDENCE. The Company's and the Affiliates' principal place of business is located at 1134 St. Catherine St., W., Suite 101, Montreal, Quebec, Canada H3B 1H4.

                (ee) COLLECTION AND REMITTANCE. The Company and each of the Affiliates has collected from each receipt from its past and present customers (or other persons paying amounts to it) the amount of all Taxes required to be collected and has paid such Taxes (including, for greater certainty, any amount to be collected and remitted under the Excise Tax Act (Canada) and any sales Tax under any applicable provincial Laws) when due, in the form required under the appropriate legislation or made adequate provision for the payment of such amounts to the proper receiving authorities.

                (ff) RELATED PARTY TRANSACTIONS. The Company and each of the Affiliates has not acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market rate to or from, any person with whom it does not deal at arm's length within the meaning of the Income Tax Act (Canada), the result of which caused the payment of any taxes by the Company or the Affiliates.

                (gg) CCPC STATUS. Since its date of incorporation or formation, the Company and each of the Affiliates has been a "Canadian controlled private corporation" within the meaning of the Income Tax Act (Canada).

                (hh) DEBT FORGIVENESS. The Company and each of the Affiliates has not at any time benefited from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares) which would have resulted in the application of Sections 80 to 80.04 of the Income Tax Act (Canada).

                (ii) ELECTIONS. Except as set forth in Schedule 2.1(ii) hereto, the Company and each of the Affiliates has not made any elections or designations under Section 83 or 85 of the Income Tax Act (Canada) or any relevant provincial taxing statute, or for purposes of any administrative ruling or notices or administrative practices pursuant to the Income Tax Act (Canada) or any such statute.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller, jointly and severally with the other Sellers, represents and warrants to, and covenants and agrees with Buyer as follows:

                (a) CAPACITY; VALIDITY. Such Seller has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by such Seller and constitutes a valid and binding obligation of such Seller enforceable against him in accordance with its terms.

                (b) RIGHTS TO TOLL FREE TELEPHONE NUMBERS. Such Seller does not own or possess any rights in or to the Toll Free Telephone Numbers listed on
Schedule 2.1(r) hereto.

                (c) INVESTMENT INTENT. Such Seller acknowledges that none of the shares of Parent Common Stock are registered under the Securities Act, any state securities laws or any securities laws of Canada or of the provinces therein. The shares of Parent Common Stock are being acquired by such Seller for investment purposes only and not with a view to the distribution or resale thereof and such Seller has no present intention to sell or otherwise dispose of the Parent Common Stock, except in compliance with the provisions of all such securities laws.

                (d) INFORMATION. Such Seller (i) has such knowledge and experience in financial and business affairs that he is capable of evaluating the merits and risks involved in purchasing the Parent Common Stock, (ii) is able to bear the economic risks involved in purchasing the Parent Common Stock, and (iii) has had the opportunity to ask questions of, and receive answers from, Parent and persons acting on Parent's behalf concerning the terms and conditions of the Parent Common Stock and to obtain any additional information in connection therewith.

                (e) ACCREDITATION. Such Seller is an accredited investor within the meaning of Regulation D of the Securities Act.

                (f) NO U.S. RESIDENTS; OFFERS. Such Seller permanently resides at the address of such Seller specified on the signature pages hereto. Such Seller is not a citizen or resident of the United States. Such Seller has not received any offer to sell, or any solicitation of any offer to buy, any securities of Parent in the United States.

                (g)     RESTRICTIONS ON TRANSFER.

                        (i) Such Seller agrees that he will not Transfer any of the shares of Parent Common Stock (or any interest therein) except upon the terms and conditions specified herein and such Seller will cause any subsequent holder of such Seller's shares of Parent Common Stock to agree to take and hold the shares of Parent Common Stock subject to the terms and conditions of this Agreement, if such shares of Parent Common Stock are required to include a legend pursuant to Section 2.2(g)(ii) hereof.

                        (ii) Each certificate representing the shares of Parent Common Stock issued to such Seller or to any subsequent stockholder shall include a legend in the following form; PROVIDED, HOWEVER, that such legend shall not be required (and shall be removed) if a Transfer is being made in connection with a sale of shares of Parent Common Stock registered under the Securities Act, or in connection with a sale in compliance with Rule 144 under the Securities Act, as such Rule may be amended from time to time (each a "Public Sale"):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF OR A VALID EXEMPTION THEREFROM.

The Sellers also acknowledge that, under applicable securities laws of Canada, the shares of Parent Common Stock may be subject to certain statutory hold periods.

                (iii) Notwithstanding anything to the contrary in this Section 2.2(g), such Seller shall not Transfer any of the shares of Parent Common Stock except to the extent permitted, and in accordance with, the Shareholders Agreement referred to in Section 4.1(h) hereof.

         2.3 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer and Parent hereby represent and warrant, jointly and severally, to, and covenant and agree with, the Sellers as follows:

                (a) ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on the business as presently conducted by it in each jurisdiction where it carries on business and is qualified in each other jurisdiction in which qualification is required for it to own, lease and operate its properties and carry on the business as presently conducted by it, except to the extent that failure to so qualify would not have a material adverse effect on the financial condition, business or operations of Buyer.

                (b) AUTHORITY. The execution and delivery by Buyer of this Agreement and of each of the other Executed Agreements to which it shall be a party, the performance by Buyer of its obligations under this Agreement or such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and any other required action on the part of Buyer, and Buyer has all necessary corporate and any other required power with respect thereto. This Agreement and the Executed Agreements are, or when executed and delivered by Buyer shall be, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by Buyer of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by Buyer of its obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of Buyer, (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation or (iii) interfere with or otherwise materially and adversely affect the ability of Buyer to carry on the Business as now conducted.

                (c) GOVERNMENTAL AUTHORIZATIONS; THIRD PARTY CONSENTS. Other than the approval of Buyer's lenders ("Bank Lenders"), no approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required to be obtained by Buyer in connection with the execution, delivery or performance by it of this Agreement, any of the Executed Agreements or the transactions contemplated hereby, other than the filing of a notification of the acquisition with the Director of Investments pursuant to the Investment Canada Act which the Buyer covenants to file after Closing. Buyer does have an available credit facility with its Bank Lenders that will enable Buyer to finance the transactions contemplated hereby.

                (d) BROKERS. No agent, broker, person or firm acting on behalf of Buyer or under its authority is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby.

                (e) RELIANCE ON REPRESENTATIONS AND WARRANTIES. Except for the specific representations and warranties contained in Sections 2.1 and 2.2 hereof, the Company, the Affiliates and the Sellers have not provided the Buyer and the Buyer is not relaying upon any other representation, warranty, undertaking or covenant of the Company, the Affiliates or the Sellers including, without limitation, any representation, warranty, undertaking or covenant in respect to projected revenues or earnings, the Buyer having made its own inquires and investigations in respect to such projections.

         2.4 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Sellers as follows:

                (a) CAPITALIZATION. The authorized capital stock of Parent consists of (i) 15,000,000 shares of Common Stock, par value $.001 per share, of which 100,000 shares are designated Class B Common Stock which are non-voting stock ("Class B Stock"), of which 90,500 shares of Class B Stock are issued and outstanding and (ii) 7,000,000 shares of Series A Preferred Stock, par value $.001 per share, of which 6,520,000 shares are issued and outstanding. No more than 11,000,000 shares of capital stock of Parent are issued and outstanding or are reserved for issuance against outstanding options and warrants and conversions of Class B Stock and Series A Preferred Stock. The shares of Parent Common Stock being transferred to each Seller in accordance herewith, upon consummation of the transactions contemplated hereby, shall, when issued, be duly and validly issued and fully paid and non-assessable. The transfer of such shares of Parent Common Stock to such Seller as provided herein shall upon consummation of the transactions contemplated hereby, and subject to any adjustments contained herein, vest such Seller with good and marketable title to the Parent Common Stock, free and clear of all liens, charges, claims and encumbrances.

                (b) ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it and is qualified in each other jurisdiction in which qualification is required for it to own, lease and operate its properties and carry on its business as presently conducted by it, except to the extent that failure to so qualify would not have a material adverse effect on the financial condition, business or operations of Parent.

                (c) AUTHORITY. The execution and delivery by Parent of this Agreement and of each of the other Executed Agreements to which it shall be a party, the performance by Parent of its obligations under this Agreement or such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Parent, and Parent has all necessary corporate power with respect thereto. This Agreement and the Executed Agreements to which Parent shall be a party are, or when executed and delivered by Parent shall be, the valid and binding obligations of Parent, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by Parent of such Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by Parent of its obligations under such Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Parent, (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation or
(iii) interfere with or otherwise materially and adversely affect the ability of Parent to carry on its business as now conducted.

                (d) GOVERNMENTAL AUTHORIZATIONS; THIRD PARTY CONSENTS. Other than the approval of the Bank Lenders, no approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required to be obtained by Parent in connection with the execution, delivery or performance by it of this Agreement, any of the Executed Agreements or the transactions contemplated hereby.

                (e) BROKERS. No agent, broker, person or firm acting on behalf of Parent or under its authority is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby.

         3. COVENANTS. The Sellers, jointly and severally, covenant and agree to, and to cause the Company and each of the Affiliates to, perform or take any and all such actions to effectuate the following from the date hereof until the Closing Date:

         3.1 INVESTIGATION BY BUYER. Subject to the confidentiality agreement dated November 1, 1998, as amended by a rider thereto dated March 8, 1999, Buyer may, prior to the Closing Date, through its representatives (including its counsel, accountants and consultants) make such investigations of the properties, offices and operations of the Company and of the Affiliates and such audit of the financial condition of the Company and the Affiliates as it deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigation enabling it to familiarize itself with such properties, offices, operations and financial condition; such investigation shall not, however, affect the Sellers' representations, warranties and agreements hereunder. The Company, the Affiliates and the Sellers shall permit Buyer and its authorized representatives to have, after the date hereof, full access to the premises and to all books and records and Returns of the Company and the Affiliates, and Buyer shall have the right to make copies thereof and excerpts therefrom. The Company and the Sellers' shall furnish Buyer with such financial and operating data and other information with respect to the Company and the Affiliates as Buyer may from time to time reasonably request.

         3.2 CARRY ON IN ORDINARY COURSE. Except with Buyer's prior written consent, the Company and the Affiliates shall, and the Sellers shall cause the Company and the Affiliates to, carry on the Business diligently and substantially in the same manner as heretofore conducted, and shall not (i) enter into or agree to enter into any extraordinary transaction, contract, lease or commitment, (ii) except as disclosed hereunder, declare any dividends, nor make any distributions or payments to any Seller, other than employment compensation at rates not materially higher than rates paid for the Company's fiscal year ended January 31, 1999, (iii) redeem any shares of the capital stock of the Company or of any of the Affiliates or issue any capital stock or enter into any agreement which grants a right to acquire any of the capital stock of the Company or of any of the Affiliates, except as set forth on Schedule 3.2 hereof; provided, however, that nothing herein shall prevent the Sellers from completing, prior to the Closing Date, certain corporate reorganization measures relating to the Company and the Affiliates described on Schedule 3.2 hereof, provided that, following such reorganization, the Buyer shall still acquire all of the issued and outstanding shares of the capital stock of the Company and provided that the Buyer shall not be adversely affected in consequence thereof;
(iv) increase the compensation of any employee of the Company or of any of the Affiliates, other than ordinary year-end increases or enter into any severance agreement or employment agreement with any employee of the Company or of any of the Affiliates; (v) loan or advance any amounts to any officer, director, stockholder or employee of the Company or of any of the Affiliates or enter into any agreement with any of the foregoing or any person related to any of the foregoing, (vi) acquire or dispose of any assets, other than in the ordinary course of business, and (vii) encumber or commit to encumber any of its assets,
(viii) take any action, or suffer any action to be taken, which could cause any of the representations or warranties of the Company, the Affiliates or the Sellers contained herein not to be true and correct on and as of the Closing Date, (ix) repay (including by way of offset) any indebtedness, except for regularly scheduled payments thereof in accordance therewith, or (x) enter into any agreement to take any of the foregoing actions.

         3.3 OTHER TRANSACTIONS. The Sellers shall not, and shall cause the Company, the Affiliates and each of their directors, officers, stockholders, employees, agents and affiliates or Associates not to, directly or indirectly, at any time prior to the Closing, or should the Closing not occur, until the date which is five (5) business days after the Closing Date, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement or understanding with, or engage in any negotiations with, or furnish any information to, any person, other than Buyer or a representative thereof, with respect to the acquisition of all or any substantial part of the business or assets of the Company or any of its securities. Should the Company or any of its Affiliates or Associates or any Seller, during such period, receive any offer or inquiry relating to such acquisition, or obtain information that such an offer is likely to be made, they will provide Buyer with immediate written notice thereof.

         3.4 CONSENTS. The Sellers shall cause the Company and each of the Affiliates to, and the Seller shall, use its best efforts to obtain in writing, prior to the Closing Date, all consents, approvals, waivers, authorizations and orders listed on Schedule 2.1(e) hereto which are not otherwise noted as waived by Buyer (collectively, "Consents"). All such Consents will be in writing and copies thereof will be delivered to Buyer promptly after the Company's receipt thereof but no later than immediately prior to Closing.

         3.5 SUPPLEMENTAL DISCLOSURE. The Sellers agree that, with respect to their representations and warranties made in this Agreement, they will have a continuing obligation to promptly supplement or amend the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement and on the Closing Date, would have been required to be set forth or described in the schedules hereto.

         3.6 PUBLIC ANNOUNCEMENTS. The Sellers, the Company, the Affiliates and Buyer agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of Buyer under applicable securities laws.

         4.     CONDITIONS TO CLOSING.

         4.1 CONDITIONS OF BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer to close under this Agreement is subject to the satisfaction of the following conditions any of which may be waived by Buyer in writing at or prior to Closing:

                (a) AGREEMENTS AND CONDITIONS. On or before the Closing Date, the Sellers shall have complied with and duly performed in all material respects all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

                (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                (c) NO LEGAL PROCEEDINGS. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting the Company which involve a demand for any judgment or liability, whether or not covered by insurance, and which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the Company or any of the Affiliates.

                (d) ABSENCE OF MATERIAL CHANGES. The Company and each of the Affiliates shall have not suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, business, operations or prospects since the date hereof.

                (e) CERTIFICATE. Buyer shall have received a certificate dated the Closing Date and executed by each Seller and an authorized officer of the Seller to the effect that the conditions expressed in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) have been fulfilled and which shall constitute representations and warranties of the Sellers, jointly or severally, as to the matters stated therein.

                (f) GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement and the operation of the Business of the Company and of each Affiliate by Buyer shall have been consented to, authorized, permitted or approved such transactions.

                (g) CONSENTS. Buyer shall have received all consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

                (h) SHAREHOLDER AGREEMENT. Each Seller shall have entered into a Shareholder Agreement, in form and substance attached as Exhibit A hereto.

                (i) EMPLOYMENT AGREEMENT. Buyer shall have entered into an Employment Agreement with each of Claude Cohen and David Knafo, in form and substance attached as Exhibit B hereto.

                (j) CERTIFICATES OF STATUS. Buyer shall have received certificates from Industry Canada, the Inspector General of Financial Institutions and of each jurisdiction set forth in Schedule 2.1(a) hereto, providing that each of the Company and the Affiliates has filed its most recent annual report, has not filed articles of dissolution and is in good standing in each such jurisdiction.

                (k) OPINION OF COUNSEL. The Sellers shall have furnished Buyer with a favorable opinion of Mendelsohn Rosentzveig Shacter, counsel for the Sellers and the Company, dated as of the Closing Date, and in form and substance satisfactory to counsel for Buyer.

                (l) APPROVAL OF BANK LENDERS. Buyer shall have received the approval of the Bank Lenders to effectuate this Agreement and to consummate the transactions contemplated hereby.

                (m) CLOSING DELIVERIES. Buyer shall have received at or prior to the Closing such other documents, instruments, or certificates as Buyer may reasonably request, including, without limitation, a certificate signed by an authorized representative of the Company attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

                (n) LONG TERM DEBT. The Sellers shall have caused the Long Term Debt to be restructured, on terms and conditions satisfactory to the Buyer, such that, as a result, the security granted therefor shall be limited to specific fixed assets acceptable to the Buyer. The long term portion of the Long Term Debt of the Company and the Affiliates shall consist of (i) no more than [***********] Canadian of indebtedness in the form of capitalized lease obligations and equipment financing, (ii) indebtedness in the form of deferred tax liabilities, and (iii) any other indebtedness agreed to by the parties prior to Closing, provided, however, that the sum of the indebtedness in (i) and (ii) shall not exceed [***********] Canadian.

                (o) TRADE-MARK UTILIZATION AGREEMENT. The Buyer shall be satisfied with the terms and conditions of the Trade-Mark Utilization Agreement.

                (p) CONSENT OF LESSORS. The consents of the lessors referred to in Schedule 2.1(e) hereof shall have been obtained.

                (q) ESCROW AGREEMENT. The parties shall have entered into an Escrow Agreement in form and substance mutually satisfactory to the parties.

                (r) DUE DILIGENCE. Buyer shall have completed, to its satisfaction, its business, legal, tax and accounting due diligence, including, but not limited to, its due diligence with respect to the Company's Year 2000 compliance program.

                (s) ORGANIZATION AND CAPITALIZATION. The Sellers shall cure, to the satisfaction of the Buyer, certain technical deficiencies in the organizational and capitalization structure of the Company and the Affiliates as contained in the minute books of the Company and the Affiliates.

                (t) PAYOFF OF GOVERNMENT OF CANADA LOAN. The Company shall have paid off in full the balance of the Government of Canada loan referenced in Schedules 2.1(e) and 2.1(w).

                (u) COMPLETION OF THE COMPANY REORGANIZATION. The Sellers and the Company shall have completed the reorganization of the Company, including, but not limited to, the transfer of all of the Company's interest in 3425321 Canada Inc. to Claude Cohen and David Knafo.

                (v) COMPLETION OF THE RUPPMAN TRANSACTION. The Sellers, the Company and the Affiliates shall have completed the sale of their interest in Ruppman Express more fully described in Schedule 3.2 and shall have obtained a release of the guarantee securing certain loan obligations of Ruppman Express furnished by the Company, the Affiliates and/or any of the Sellers in favor of the National Bank of Canada.

         4.2 CONDITIONS OF THE SELLERS' OBLIGATIONS TO CLOSE. The obligations of the Sellers to close under this Agreement are subject to the following conditions any of which may be waived by the Sellers' Rep in writing at or prior to Closing:

                (a) AGREEMENTS AND CONDITIONS. On or before the Closing Date, Buyer shall have complied with and duly performed in all material respects all agreements and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

                (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                (c) NO LEGAL PROCEEDINGS. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby.

                (d) CLOSING CERTIFICATE. The Sellers' Rep shall have received a certificate dated the Closing Date and executed by an authorized officer of Buyer to the effect that the conditions contained in Sections 4.2(a), 4.2(b) and 4.2(c) have been fulfilled and which shall constitute representations and warranties of Buyer as to the matters stated therein.

                (e) CLOSING DELIVERIES. The Sellers' Rep shall have received at or prior to the Closing such other documents, instruments, or certificates as the Sellers' Rep may reasonably request, including, without limitation, a certificate signed by an authorized representative of Buyer attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

                (f) OPINION OF COUNSEL. The Buyer and the Parent shall have furnished Sellers with a favorable opinion of counsel of the Buyer and Parent, dated as of the Closing Date, and in form and substance satisfactory to counsel for Sellers.

                (g) ABSENCE OF MATERIAL ADVERSE CHANGE. The Parent or any of its affiliates shall have not suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, business, operations or prospects since the date hereof.

                (h)     [intentionally omitted].

                (i) RELEASE OF GUARANTIES. Buyer shall have secured the release of any guarantees furnished by any of the Sellers in favor of the bankers of the Company or any of the Affiliates. (j) OPINION OF SELLERS' U.S. COUNSEL. Sellers shall have obtained an opinion from their United States counsel that the provisions in this Agreement that are related to laws of the United States are reasonable and standard in a transaction of this nature.

         5. FURTHER ASSURANCES. From time to time after the Closing, and without further consideration, the Sellers shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other actions as Buyer may reasonably request in order more effectively to Transfer to Buyer, to place Buyer in possession or control of the ME Stock and all of the rights, properties, assets and businesses intended to be Transferred hereunder, to assist in the collection of any and all such rights, properties and assets, and to enable Buyer to exercise and to enjoy all of the rights and benefits of the Sellers with respect thereto.

         6. TRANSFER TAXES. The Sellers shall pay all income, gains, transfer, sales and excise taxes, if any, incurred in connection with the transactions contemplated by this Agreement.

         7.     INDEMNIFICATION.

         7.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties of the Sellers in this Agreement or in any document delivered pursuant hereto shall survive the Closing Date for a period of two (2) years and shall then terminate; PROVIDED, HOWEVER, that (i) any such representation and warranty shall survive the time it would otherwise terminate only with respect to claims of which notice has been given as provided in this Agreement prior to such termination and (ii) such time limitation shall not apply to the representations and warranties set forth in Section 2.2(b) hereof, which shall survive indefinitely, and Sections 2.1(b), 2.1(j), 2.1(l), 2.1(m) and 2.1(o) hereof, which shall survive until the expiration of the applicable statute of limitations. The representations and warranties of the Buyer in this Agreement or in any document delivered pursuant hereto shall survive the Closing Date until the expiration of the applicable statute of limitations and shall then terminate.

         7.2 INDEMNITORS; INDEMNIFIED PERSONS. For purposes of this Section 7, each party which, pursuant to this Section 7, shall agree to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor", and each such person and entity who is entitled to be indemnified by any Indemnitor shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

         7.3 INDEMNITY OF THE SELLERS. The Sellers hereby jointly and severally agree to indemnify, hold harmless and reimburse Buyer and Parent and their respective directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or shall arise out of (a) any material breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of the Sellers contained in this Agreement, except those contained in Section 2.1(f) hereof, and (b) any breach of any covenant or agreement of the Sellers contained in the Agreement and (c) the corporate reorganizations implemented by the Sellers prior to the Closing with respect to the shareholders of the Company and with respect to the transactions relating to the sale by the Company of its interests in 3425321 Canada, Inc. The Sellers further agree that they shall not, without the prior written consent of Buyer and Parent settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 7.3 from all liability arising out of such claim, action, suit or proceeding.

         7.4 INDEMNITY OF BUYER AND PARENT. Buyer and Parent hereby jointly and severally agree to indemnify, hold harmless and reimburse the Company and the Sellers and the Company's directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by them (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or shall arise out of (a) any material breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of Buyer or Parent contained in this Agreement and
(b) any breach of any covenant or agreement of Buyer or Parent contained in the Agreement. Buyer and Parent further agree that they shall not, without the prior written consent of the Sellers' Rep, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of the Sellers under this Section 7.4 from all liability arising out of such claim, action, suit or proceeding.

         7.5 PROCEDURES FOR INDEMNIFICATION; DEFENSE. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Indemnitor of the commencement of such action or proceeding, but failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall determine based on the written opinion of its counsel that having common counsel would present such counsel with a conflict of interest or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; PROVIDED, HOWEVER, that the Indemnitor shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in (but not control) such litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 7.5, so long as such participation does not interfere with the Indemnitor's control of such litigation.

         7.6 RELATIONSHIP WITH PURCHASE PRICE ADJUSTMENT. Notwithstanding any payment which may be due to Buyer under the Purchase Price Adjustments set forth in Sections 1.4 and 1.5 hereof, the indemnity provisions of this Section 7 shall remain in full force and effect without any modification or diminution thereof; provided, however, that Buyer and Parent shall not be entitled to any indemnity under this Section 7 in respect of any damage, cost, liability, refund or expense as a result of any condition or event which is reflected, and only to the extent so reflected, in the calculation of any adjustment to the Purchase Price provided in this agreement. Notwithstanding any provisions of this agreement to the contrary and in addition to the proviso mentioned in the preceding sentence:

                (a) neither the Buyer nor the Parent shall be entitled to make any claim hereunder if (i) any of Stephen McLean, Raymond Wilson or Robert Gust has actual knowledge (the Buyer's due diligence investigation alone being insufficient to establish actual knowledge although such actual knowledge may result from such investigation) prior to the Closing Date of the non-performance, non-fulfillment or breach which is the basis for such warranty claim, and (ii) the person with actual knowledge in (i) does not advise Sellers of the non-performance, non-fulfillment or breach prior to completing the purchase of the Purchased Business.

                (b) the amount of any damages which may be claimed by the Buyer or the Parent pursuant to any claim hereunder shall be calculated to be the cost or loss to the Buyer or Parent after giving effect to any insurance proceeds available to the Buyer or Parent in relation to the matter which is the subject of such claim, plus the cost of any deductible.

                (c) except for a claim pursuant to Section 7.7 hereof or a claim arising out of a misrepresentation or breach of warranty contained in
Section 2.1(bb) hereof, neither the Buyer nor the Parent shall be entitled to make any claim against the Sellers and the Sellers shall have no obligation to indemnify either the Buyer or the Parent in respect of any claim until the aggregate amount of all damages, losses, liabilities and costs incurred by the Buyer and the Parent as the result of all misrepresentations and breaches of warranties contained in this agreement or the breach of any covenants and undertakings of the Sellers contained herein or any document or certificate given in order to carry out the transactions contemplated hereby exceeds a threshold of [**********************************] , at which point the Sellers shall be obliged to indemnify the Buyer and the Parent in respect of any claims hereunder to the extent that such claims exceed the said amount of [*******************************] , except any claims in connection with Section 2.1(bb) hereof which shall not be subject to any such threshold requirement; and

                (d) the maximum aggregate liability of the Sellers in respect to all claims that may be made by the Buyers and the Parent against the Sellers hereunder shall not exceed the Purchase Price, as the same may be adjusted pursuant to the provisions hereof.

         7.7 LITIGATION INDEMNITY OF THE SELLERS. The Sellers hereby jointly and severally agree to indemnify, hold harmless and reimburse Buyer, Parent, the Company and the Affiliates and their respective directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or shall arise out of any and all of the three litigation matters described in Schedule 2.1(k) (the "Litigation Matters"). The Sellers further agree that they shall not, without the prior written consent of Buyer and Parent, settle or compromise or consent to the entry of any judgment in any of the Litigation Matters unless such settlement, compromise or consent shall include an unconditional release from all liability arising out of such Litigation Matter in favor of the party or parties that were sued in such Litigation Matter, provided, however, that, to the extent that such settlement, compromise or consent shall not include an unconditional release of each and every Indemnified Person under this Section 7.7, the indemnity provided under this Section 7.7 by the Sellers shall continue in full force and effect with respect to those Indemnified Persons not expressly included in the aforementioned release. The Indemnitor shall assume and control the defense of such actions or proceedings, including the employment of counsel chosen by the Indemnitor, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall determine based on the written opinion of its counsel that having common counsel would present such counsel with a conflict of interest or if the Indemnitor shall fail to assume the defense of the Litigation Matters in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such Litigation Matter and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; PROVIDED, HOWEVER, that the Indemnitor shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any Litigation Matter. In any such Litigation Matter, the Indemnified Person and the Company and the Affiliates shall cooperate with the Indemnitor by making available any documents and records that the Indemnitor may require. The Indemnified Person shall have the right to participate in (but not control) such litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 7.7, so long as such participation does not interfere with the Indemnitor's control of such litigation.

         8.     NON-COMPETITION; CONFIDENTIALITY.

         8.1 NON-COMPETITION. Following the Closing Date and for a period of three (3) years thereafter (the "Non-Competition Period"), each of the Sellers shall not, directly or indirectly, (a) engage in any business or activity that competes with the Company or any of the Affiliates, anywhere in the United States or Canada; (b) enter the employ of any person or entity engaged in any business or activity that competes with the Company or any of the Affiliates or render any consulting or other services to any person or entity for use in or with the effect of competing with the Company or any of the Affiliates; or (c) have an interest in any business or activity that competes with the Company or any of the Affiliates, in any capacity, including, without limitation, as an investor, partner, stockholder, officer, director, principal, agent, employee, or creditor; PROVIDED, HOWEVER, that nothing herein shall prevent the purchase or ownership by a Seller of less than 3% of the outstanding equity securities of any class of securities of a company registered under
Section 12 of the Securities and Exchange Act of 1934, as amended.

         8.2 NO COMPETING INTERESTS. Each Seller hereby represents and warrants to Buyer that such Seller has no ownership or other interest in any business or activity that competes, directly or indirectly, with the Company or any of the Affiliates.

         8.3 NON-SOLICITATION. Following the Closing Date and for a period of three (3) years thereafter, the Sellers agree, jointly and severally, not to, directly or indirectly, hire, offer to hire, divert, entice away, solicit or in any other manner persuade or attempt to persuade ("Solicitation") any person who is, or was, at any time within the twelve (12) months prior to such Solicitation, an officer, director, employee, agent, licensor, licensee, customer, or supplier of the Company or any of the Affiliates to discontinue, cease or alter his, her or its relationship therewith.

         8.4 NON-DISRUPTION. Following the Closing Date and for a period of three (3) years thereafter, the Sellers agree, jointly and severally, not to, directly or indirectly, interfere with, disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between the Business, on the one hand, and any of its customers, suppliers or employees, on the other hand.

         8.5 CONFIDENTIALITY. The Sellers agree, jointly and severally, not to at any time, directly or indirectly, use communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except to his personal financial or legal advisors and as may be required under legal process by subpoena or other court order; provided that, the Sellers will take reasonable steps to give the Buyer sufficient prior written notice in order to contest such requirement or order). "Confidential Information" means any and all information (oral or written) relating to the Buyer or Parent or any person controlling, controlled by, or under common control with the Buyer or Parent or any of their respective activities, including, but not limited to, information relating to trade secrets, proprietary information, software, software codes, advertising, sales, marketing and other materials customers and supplier lists, data processing reports, customer sales analyses, invoice, price lists or information, and information pertaining to any governmental investigation, except such information which is generally known in the industry or in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain), other than as a result of a breach of the provisions hereof.

         8.6 REMEDIES UPON BREACH. The Sellers, jointly or severally, acknowledge and agree that (a) Buyer shall be irreparably injured in the event of a breach by a Seller of any of the obligations under this Section 8; (b) monetary damages shall not be an adequate remedy for such breach; (c) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (d) the existence of any claims which the Sellers may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Agreement, other than the non-payment by Buyer of the Purchase Price. The obligations of the Sellers under this Section 8 are made absolutely conditional upon the payment by the Buyer of the Purchase Price (as the same may be adjusted pursuant to the provisions hereof) and the performance by the Buyer and the Parent of all of their respective obligations under the Executed Agreements.

         8.7    RECOGNITION. The Sellers hereby expressly recognize that:

                (a) The provisions of Section 8 are of the essence of this Agreement and Buyer would not have entered into this Agreement without the inclusion of such Section;

                 (b) The Parent and the Buyer would be subject to irreparable prejudice should one or several of the provisions of such Section be infringed, or should the Sellers be in breach of any of its obligations thereunder;

                (c) The provisions of Section 8 grant only such reasonable protection as is admittedly necessary to preserve the legitimate interests of the Parent and the Buyer; and

                (d) without intending to limit the remedies available to the Parent and the Buyer, a breach of any of the covenants contained in Section 8 may result in material irreparable injury to the Parent, the Buyer, the Company and the Affiliates, for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Parent, the Buyer, the Company and the Affiliates shall be entitled to obtain any or all of a temporary restraining order and a preliminary or permanent injunction restraining the Sellers from engaging in activities prohibited by such Section or such other relief as may be required to enforce specifically any of the covenants in such Section.

         9.     GUARANTY.


         9.1 GUARANTEED OBLIGATIONS. Parent ("Guarantor") does hereby irrevocably and unconditionally guarantee the due and punctual payment and performance by Buyer of all of the obligations and undertakings of the Buyer hereunder and the Executed Agreements and all reasonable costs and expenses, legal or otherwise (including reasonable legal fees) as shall have been expended or incurred by any of the Sellers in the enforcement of any right or privilege under this Agreement and the Executed Agreements (collectively, the "Guaranteed Obligations").

         9.2 DEMAND BY SELLERS. The Sellers shall not be bound to exercise or exhaust their recourses against the Buyer or others or any securities or other guaranties it may at any time hold before being entitled to payment from the Guarantor and the Guarantor renounces all benefits of discussion and division, provided, however, that Sellers shall have no greater rights against the Guarantor than they had against the Buyer and provided further that the Guarantor shall be able to claim and assert the same defenses to payment as the Buyer could have claimed and asserted.

         9.3 WAIVER OF DEMANDS, NOTICES, DILIGENCE, ETC. The Guarantor hereby assents to all the terms and conditions of the Guaranteed Obligations and waives
(a) demand for the payment of the Guaranteed Obligations (other than a demand required as a condition to the Guaranteed Obligations becoming due or pursuant to Section 9.2 above); (b) notice of the occurrence of a default of any event of default under the Guaranteed Obligations; (c) protest of the nonpayment of the Guaranteed Obligations or any part thereof; (d) notice of presentment, demand and protest; (e) notice of acceptance of any guaranty hereon provided for or of the terms and provisions thereof or hereof by the Seller; (f) notice of any indulgence of extensions granted to Buyer or any partnership or corporate successor to Buyer or any person or party which shall have assumed the obligations of Buyer; (g) any requirement of diligence or promptness on the part of the Sellers to the extent not required by the provisions of the Guaranteed Obligations or this Section 9; (h) any enforcement of the Guaranteed Obligations; (i) any right which the Guarantor might have to require the Sellers to proceed against any collateral security therefor; and (j) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction. The waivers set forth in this section shall be effective notwithstanding the fact that the Sellers cease to exist by reason of their liquidation, merger, consolidation or otherwise. The Guarantor's liability to make a payment under this guaranty shall arise forthwith after demand for payment has been made in writing on the Guarantor and such demand shall be deemed to have been effectively made upon receipt of such demand by the Guarantor.

         9.4 OBLIGATIONS OF THE GUARANTOR UNCONDITIONAL. Upon the Guaranteed Obligations becoming unconditionally due and payable against Buyer, such Guaranteed Obligations shall become likewise unconditionally due and payable by Guarantor under this Section 9, and shall not be affected by any action taken under the Guaranteed Obligations in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Sellers to enforce any right given thereunder or hereunder or any remedy conferred thereby or hereby, or by any release of any security or any other guaranty at any time existing for the benefit of the Guaranteed Obligations, or by the merger or consolidation of the Sellers, or by sale, lease, or transfer by the Sellers to any person of any or all of its properties, or by any action of the Sellers granting indulgence or extension to, or acquiescing in any default by, Buyer, or any successor or successors to Buyer or by any other party which shall have assumed any of its obligations, or by and modification, alteration, or by any circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risk of the Guarantor hereunder, it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances in which such Guaranteed Obligations shall be absolute and unconditional as against Buyer and shall not be discharged except by payment or performance as herein provided, and then only to the extent of such payment or performance. Notwithstanding the foregoing, the Guarantor shall have the right to assert any defenses and any rights of set-off against the Sellers that Buyer could have asserted against the Sellers. If for any reason Buyer has no legal existence or is under no legal (as opposed to contractual) obligation to discharge the Guaranteed Obligations, or if the Guaranteed Obligations shall be due and payable but shall have become irrecoverable from Buyer, by operation of law or for any other reason, or if any security or other guaranty shall be found invalid, the Guarantor shall nonetheless be and remain bound by this Section 9.

         9.5 OTHER REQUIREMENTS. The Guarantor hereby agrees that, without notice to or further assent from the Guarantor, the time of payment of any of the Guaranteed Obligations or any other provision of the Guaranteed Obligations may be extended, changed, modified, waived, discharged, settled or compromised and the Guarantor will remain bound under this guaranty notwithstanding one or more such extensions, changes, modifications, waivers, discharges, compositions or settlements. The obligations of the Guarantor shall not be impaired, diminished or discharged by any course of dealing between any of the Sellers and Guarantor, or by any event or circumstance which might operate to discharge a guarantor or which might otherwise constitute a defense to this guaranty.

This guaranty shall not be discharged or otherwise affected by any change in the name of the Buyer or in the objects, capital structure or constitution of the Buyer or by the sale of the Buyer's business or any part thereof or by the Buyer being amalgamated with a corporation, but shall, notwithstanding any such event, continue to apply to all Guaranteed Obligations whether theretofore or thereafter incurred; and in the case of the Buyer being amalgamated with a corporation, this guaranty shall constitute a liability of the resulting corporation, and a term "Buyer" shall include each such resulting corporation.

The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Buyer and of all other circumstances bearing upon the risk of non-payment of the Guaranteed Obligations and agrees that the Sellers shall have no duty to advise the Guarantor of information known to any of them regarding such condition or circumstances.

The Guarantor agrees that the Sellers are not obliged in any manner to inquire into the powers of the Buyer or any director, officer or agent acting or purporting to act on its behalf.

If any payment of the Guaranteed Obligations is made by or for the benefit of the Buyer and its subsequently repaid by a Seller to the Buyer or any other party pursuant to any federal, state or other law, including those relating to bankruptcy, insolvency, preference or fraudulent transfer, then to the extent of such repayment the liability of the Guarantor with respect to such Guaranteed Obligations shall continue in full force and effect.

Any claim or other right which the Guarantor may have or hereafter acquire against the Buyer or any other person primarily or contingently liable on any of the Guaranteed Obligation that arises from the existence or performance of the Guarantor's Obligations under this guaranty including, without limitation, any right of subrogation, reimbursements, exoneration, contribution or indemnification will be suspended until the Guaranteed Obligations have been paid in full.

THE GUARANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN ALL ACTIONS BROUGHT BY OR AGAINST THE SELLERS OR ANY ONE OR MORE OF THEM.

Any demand under this guaranty, any proceedings or actions with respect thereto and any other matter relating to this guaranty may be made, instituted or taken by any of the Sellers, provided, however, that the Guarantor shall only be responsible for the payment of attorney's fees to one single counsel.

This guaranty will not be impaired, diminished or discharged as a result of the death or incapacity of any of the Sellers and the Guarantor confirms that this guaranty will ensure to the benefit of each of the Sellers and their respective successors, assigns, executors and legal representatives.

         10. POST-CLOSING COVENANTS. The Buyer covenants and agrees to perform or take any and all such actions to effectuate the following from the Closing Date:

         10.1 CONTINUED USE OF NAME. Buyer shall continue to operate the Business under the name "Media Express" until the end of the Company's fiscal year ending January 31, 2000 and shall not change the name of the Business during the Company's fiscal year ending January 31, 2000, except with Sellers' prior written consent, which may be withheld for any reason.

         10.2 TRANSFER OF NAME.Upon the cessation of the usage by the Buyer or its affiliates of the name "Media Express", Buyer shall grant to Sellers a fully-paid, royalty-free license to use the name "Media Express", provided that Sellers shall only use the name "Media Express" in connection with a business that is not related to or in competition with Buyer, the Business, the Company or the Affiliates.

         11.    MISCELLANEOUS PROVISIONS.

         11.1 CONFIDENTIALITY. The Sellers, the Company, the Affiliates and Buyer agree not to, directly or indirectly, without the prior written consent of the other, use or disclose to any person, firm or corporation, any materials or information obtained in Buyer's due diligence investigation of the Company, or any of the terms of this Agreement, except as may be required by the disclosure obligations of Buyer under applicable securities laws or as may be required to be disclosed to the attorneys and/or accountants of the parties hereto in connection with the transactions contemplated hereby.

         11.2 NOTIFICATION. Each party hereto shall give the other party or parties hereto prompt written notice of (a) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute, a breach of any representation or warranty of the party giving such notice made herein or pursuant hereto and (b) the taking of any action by the party giving such notice that would breach or violate, or constitute a default under, any agreement or covenant of such party made herein or pursuant hereto. The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant of the parties made herein or pursuant hereto.

         11.3 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         11.4 NOTICES. All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given when delivered by hand, or posted in the mail by registered or certified mail with postage pre-paid, return receipt requested, (a) if to Buyer or Parent, to Protocol Communications, Inc., 12 Main Street, Leominster, Massachusetts 01453, Attention: Raymond P. Wilson, facsimile number: (978) 534-7491; copy to Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, 45th Floor, New York, NY 10020, Attention: John D. Vaughan, Esq., facsimile number: (212) 536-3901, and (b) if to a Seller, to Sellers' Rep c/o Media Express Inc., 1134 St. Catherine St., W., Suite 101, Montreal, Quebec, Canada H3B 1H4, facsimile number: (514) 876-8746; copy to Mendelsohn Rosentzveig Shacter, 1000 Sherbrooke Street West, 27th Floor, Montreal, Quebec H3A 3G4, Attention: Michael Garonce or Philipp Duffy, facsimile number: (514) 987-1213, or to such other address(es) as shall be specified by like notice to the other parties.

         11.5 RIGHT TO OFFSET. The Sellers hereby acknowledge and agree that Buyer and Parent shall have the right to offset against any amounts due from Buyer or Parent to the Sellers hereunder, any amounts due from any Sellers to Buyer under this Agreement.

         11.6 AMENDMENTS. This Agreement may be amended or modified at any time prior to the Closing Date, but only by a written instrument executed by all of the parties hereto.

         11.7 ENTIRE AGREEMENT. This Agreement (together with the other agreements, certificates, instruments and documents delivered pursuant hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         11.8 APPLICABLE LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York.

         11.9 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         11.10 FEES AND DISBURSEMENTS. Buyer shall pay its own expenses, and the fees and disbursements of the counsel, accountants or auditors retained by it in connection with the preparation, execution and delivery of this Agreement. The fees and expenses and disbursements of the counsel to the Sellers shall be paid by the Sellers, jointly and severally.

         11.11 ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other party, except that this Agreement may be assigned by Buyer to any entity controlled by Parent or Buyer without the prior written consent of the Sellers. In the event of such an assignment, Buyer and the assignee shall remain jointly and severally liable for the obligations of the Buyer under this Agreement.

         11.12 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.13 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.14 LANGUAGE. The Parties have requested that all documents evidencing or relating in any way to the foregoing be drawn up in the English language only. Les Parties ont exige que tous les documents faisant foi ou se rapportant de quelque maniere aux presentes soient rediges en anglais seulement.

                         [NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement the day and year first above written.

                                      PROTOCOL HOLDINGS, INC.



                                      By: /s/ RAYMOND P. WILSON
                                         -----------------------------------
                                         Raymond P. Wilson
                                         Vice President - Finance


                                      PROTOCOL COMMUNICATIONS, INC.



                                      By: /s/ RAYMOND P. WILSON
                                         -----------------------------------
                                         Raymond P. Wilson
                                         Vice President - Finance


                                      3223574 CANADA, INC.



                                      By: /s/ CLAUDE COHEN
                                         -----------------------------------
                                         Claude Cohen
                                         President


                                      MEDIA EXPRESS INC.



                                      By: /s/ CLAUDE COHEN
                                         -----------------------------------


                                      METC FINANCIAL SERVICES, INC.



                                      By: /s/ DAVID KNAFO
                                         -----------------------------------

                                      STOCKHOLDERS:



                                      /s/ CLAUDE COHEN
                                      --------------------------------------
                                      Claude Cohen



                                      /s/ DAVID KNAFO
                                      --------------------------------------
                                      David Knafo



                                      LA FIDUCIE FAMILIALE COHEN



                                      By:  /s/ CLAUDE COHEN
                                         -----------------------------------
                                         Name:



                                      LA FIDUCIE FAMILIALE KNAFO



                                      By: /s/ DAVID KNAFO
                                         -----------------------------------
                                         Name:



                                      FONDATION MIRYAM BERDUGO COHEN



                                      By: /s/ CLAUDE COHEN
                                         -----------------------------------
                                         Name:



                                      FONDATION NESSIM KNAFO



                                      By:  /s/ DAVID KNAFO
                                         -----------------------------------
                                         Name:



                                      ELIEZER COHEN CANADA CORPORATION



                                      By:  /s/ CLAUDE COHEN
                                         -----------------------------------
                                         Name: